SCHEDULE 14A
(Rule 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. )

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Advance Auto Parts, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADVANCE AUTO PARTS, INC.
5673 AIRPORT ROAD, NW
ROANOKE, VIRGINIA 24012

NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS

May 23, 2002

We will hold our 2002 annual meeting of the stockholders of Advance Auto Parts, Inc. a Delaware corporation, on May 23, 2002, at 10:00 a.m., local time, at Wyndham Roanoke Hotel, 2801 Hershberger Road, NW, Roanoke, Virginia. As further described in the accompanying proxy statement, at this meeting we will vote regarding:

1.	Election of nominees to our board of directors to serve until the fiscal year 2003 annual meeting of stockholders and until their successors are duly elected and qualified.

2.	Approval of the 2001 executive stock option plan.

3.	Approval of the employee stock purchase plan.

4.	Ratification of the appointment of Deloitte & Touche LLP as our independent public accountants for 2002.

5.	Transact other business as may properly come before the meeting or any meetings held upon any postponement or adjournment of the meeting.

Our board of directors has fixed the close of business on April 10, 2002, as the record date for the determination of stockholders entitled to vote at the meeting or any meetings held upon adjournment of the meeting. Only record holders of our common stock at the close of business on that day will be entitled to vote.

We invite you to attend the meeting and vote in person. If you cannot attend, to assure that you are represented at the meeting, please sign and return the enclosed proxy card as promptly as possible in the enclosed postage prepaid envelope or vote your proxy by Internet or telephone by following the instructions on the form of proxy. If you attend the meeting, you may vote in person, even if you previously returned a signed proxy.

By	order of the board of directors,

ER	IC M. MARGOLIN
Senior Vice President
General Counsel and Secretary

Roanoke, Virginia
April 22, 2002

PROXY STATEMENT

INTRODUCTION

We are sending you this proxy statement on or about April 22, 2002 in connection with the solicitation of proxies by our board of directors. The proxies are for use at our 2002 annual meeting of stockholders, which we will hold at 10:00 a.m., local time, on May 23, 2002, at Wyndham Roanoke Hotel, 2801 Hershberger Road, NW, Roanoke, Virginia. The proxies will remain valid for use at any meetings held upon adjournment of that meeting. The record date for the meeting is the close of business on April 10, 2002. All holders of record of our common stock on the record date are entitled to notice of the meeting and to vote at the meeting and any meetings held upon adjournment of that meeting. Our principal executive offices are located at 5673 Airport Road, NW, Roanoke, Virginia 24012, and our telephone number is (540) 362-4911.

A proxy form is enclosed. Whether or not you plan to attend the meeting in person, please date, sign and return the enclosed proxy as promptly as possible, in the postage prepaid envelope provided, or vote your proxy by Internet or telephone by following the instructions on the form of proxy to ensure that your shares will be voted at the meeting. You may revoke your proxy at any time prior to its use by filing with our secretary an instrument revoking it or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Unless you instruct otherwise in the proxy, any proxy, if not revoked, will be voted at the meeting:

•	for our board’s slate of nominees;

•	to approve the 2001 executive stock option plan;

•	to approve the employee stock purchase plan;

•	to ratify the appointment of Deloitte & Touche LLP as our independent public accountants for 2002; and

•	to transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

OUTSTANDING SECURITIES AND VOTING RIGHTS

Our only voting securities are the outstanding shares of our common stock. At the record date, we had 34,975,275 shares of common stock outstanding and 414 stockholders of record. If the stockholders of record present in person or represented by their proxies at the meeting hold at least a majority of our outstanding shares of common stock, or 17,487,638 shares, a quorum will exist for the transaction of business at the meeting. Stockholders of record who abstain from voting, including brokers holding their customers’ shares who cause abstentions to be recorded, are counted as present for quorum purposes.

For each share of common stock you hold on the record date, you are entitled to one vote on each matter that we will consider at this meeting. You are not entitled to cumulate your votes.

Brokers holding shares in street name for customers have the authority to vote on certain matters when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of directors, for the proposals to approve the 2001 executive stock option plan and employee stock purchase plan and for ratification of appointment of Deloitte & Touche LLP as our independent public accountants.

The voting requirements for the proposals we will consider at the meeting are:

•
Election of directors.    Directors are elected by a plurality, and the eleven candidates who receive the most votes will be elected to our board of directors. Votes withheld and votes against a candidate will have no effect on the election.

•
Approval of the 2001 executive stock option plan.    A majority of the votes cast on this proposal by the holders of shares of our common stock present, or represented, and entitled to vote at the annual meeting must approve this proposed option plan and the total votes cast on this proposal must represent over fifty percent of all shares entitled to vote on this proposal. Abstentions count as votes cast and have the effect of a vote against the proposal.

•
Approval of the employee stock purchase plan.    A majority of the votes cast on this proposal by the holders of shares of our common stock present, or represented, and entitled to vote at the annual meeting must approve this proposed employee stock purchase plan and the total votes cast on this proposal must represent over fifty percent of all shares entitled to vote on this proposal. Abstentions count as votes cast and have the effect of a vote against the proposal.

•
Ratification of appointment of Deloitte & Touche LLP as our independent public accountants.    A majority of the votes cast on this proposal by the holders of shares of our common stock present, or represented, and entitled to vote at the annual meeting must vote in favor of the ratification of  Deloitte & Touche LLP as our independent public accountants. Abstentions count as votes cast and have the effect of a vote against the proposal.

We will pay for the cost of preparing, assembling, printing and mailing this proxy statement and the accompanying form of proxy to our stockholders, as well as the cost of soliciting proxies relating to the meeting. We may request banks and brokers to solicit their customers who beneficially own our common stock listed of record in names of nominees. We will reimburse these banks and brokers for their reasonable out-of-pocket expenses for these solicitations. Our officers, directors and employees may supplement the original solicitation by mail of proxies by telephone, facsimile, e-mail and personal solicitation. We will pay no additional compensation to our officers, directors or employees for these activities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the ownership of our common stock at April 10, 2002 by:

•	each person or entity known to us that beneficially owns more than 5% of our common stock;

•	each of our directors;

•	all directors and executive officers as a group; and

•	each of the executive officers named in the “Summary Compensation Table” included in the “Executive Compensation” section of this proxy statement.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership held by that person, shares of common stock subject to options and warrants held by that person that are currently exercisable or will become exercisable within 60 days after April 10, 2002 are deemed outstanding, while these shares are not deemed outstanding for computing percentage ownership of any other person. Unless otherwise indicated in the footnotes below, the address of each beneficial owner is c/o Advance Auto Parts, Inc., 5673 Airport Road, NW, Roanoke, Virginia 24012. Except as otherwise noted in the “Related-Party Transactions—Stockholders Agreement” section of this proxy statement, we know of no agreements among our stockholders which relate to voting or investment power over our common stock or any arrangement the operation of which may at a subsequent date result in a change of control of us. Unless the context otherwise requires, “Advance,” “we,” us,” “our” and similar terms refer to Advance Auto Parts, Inc., its predecessor, its subsidiaries and their respective operations.

The percentages of common stock beneficially owned are based on 34,975,275 shares of our common stock outstanding as of April 10, 2002.

	Shares Beneficially Owned
Name	Number	Percentage
Freeman Spogli & Co. LLC(1)	8,092,141	23.1%
Mark J. Doran(1)	8,092,141	23.1
John M. Roth(1)	8,092,141	23.1
Ronald P. Spogli(1)	8,092,141	23.1
Sears, Roebuck and Co.(2)	8,423,937	24.1
Paul J. Liska(2)	8,423,937	24.1
Glenn Richter(2)	8,423,937	24.1
Nicholas F. Taubman(3)	1,398,732	4.0
Arthur Taubman Trust dated July 13, 1964(4)	1,148,633	3.3
Lawrence P. Castellani(5)(6)	905,000	2.5
Garnett E. Smith(6)	679,500	1.9
Jimmie L. Wade(6)	91,167	*
David R. Reid(6)	80,333	*
Paul W. Klasing(6)	74,833	*
Shirley L. Stevens(6)	63,000	*
Peter J. Fontaine(7)	1,036,858	3.0
William L. Salter(6)(8)	1,667	*
Stephen M. Peck(9)	—	—
All executive officers and directors as a group (18 persons)(10)	22,057,235	59.8%

*	Less than 1% of the outstanding shares of common stock.
(1)
These shares are held of record by FS Equity Partners IV, L.P., or FSEP IV. As the general partner of FSEP IV, FS Capital Partners LLC has the sole power to vote and dispose of the shares owned by FSEP

IV. Messrs. Doran, Roth, Spogli, Bradford M. Freeman, Todd W. Halloran, Jon D. Ralph, Charles P. Rullman, J. Frederick Simmons and William M. Wardlaw are the managing members of FS Capital Partners LLC, and Messrs. Doran, Freeman, Halloran, Ralph, Roth, Rullman, Simmons, Spogli and Wardlaw are the members of Freeman Spogli & Co. LLC, and as such may be deemed to be the beneficial owners of the shares of our common stock and rights to acquire our common stock owned by FSEP IV. The business address of Freeman Spogli & Co., FSEP IV, FS Capital Partners, and Messrs. Freeman, Spogli, Wardlaw, Simmons, Roth, Rullman, Ralph, Halloran and Doran is 11100 Santa Monica Boulevard, Suite 1900, Los Angeles, California 90025.

(2)
These shares are held of record by Sears, Roebuck and Co. Messrs. Liska and Richter, as Executive Vice President and Chief Financial Officer, and Senior Vice President of Finance, respectively, of Sears, have the power to direct the voting of the shares of our common stock held by Sears, and as such may be deemed to be the beneficial owners of the shares of our common stock owned by Sears. The business address of Sears, Mr. Liska and Mr. Richter is 3333 Beverly Road, Hoffman Estates, Illinois 60179.

(3)	Includes 250,000 shares subject to immediately exercisable options.
(4)
Includes 250,000 shares subject to immediately exercisable options. The trustees of the Arthur Taubman Trust dated July 13, 1964 are Eugenia Taubman, who is the spouse of Nicholas F. Taubman, Grace W. Taubman, who is Nicholas F. Taubman’s mother, and First Premier Bank.

(5)	Includes an aggregate of 11,890 shares held by Mr. Castellani’s children.
(6)
Includes shares of our common stock subject to options beneficially owned by the following persons and exercisable within 60 days of April 10, 2002: Mr. Castellani—720,000 options; Mr. Smith—429,500 options; Mr. Wade—66,167 options; Mr. Reid—60,333 options; Mr. Klasing—54,833 options;  Ms. Stevens—43,000 options; and Mr. Salter—1,667 options.

(7)
Reflects shares of our common stock held by the Peter J. Fontaine Revocable Trust, Fontaine Industries Limited Partnership and Peter J. Fontaine, individually. As trustee of the Peter J. Fontaine Revocable Trust, which is the general partner of Fontaine Industries Limited Partnership, Mr. Fontaine has the power to direct the voting of the shares of our common stock held by the Fontaine Trust and Fontaine Industries Limited Partnership.

(8)	The business address of Mr. Salter is 3333 Beverly Road, Hoffman Estates, Illinois 60179.
(9)	The address of Mr. Peck is 505 Park Avenue, 5th Floor, New York, New York 10022.
(10)	Includes 1,898,334 shares of common stock issuable with respect to options granted to executive officers and directors that are exercisable within 60 days of April 10, 2002.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the meeting, you will elect 11 members of our board of directors to serve until our 2003 annual meeting of stockholders and until their respective successors are elected and qualified. Our board has nominated Nicholas F. Taubman, Garnett E. Smith, Lawrence P. Castellani, Mark J. Doran, Peter J. Fontaine, Paul J. Liska, Glenn Richter, John M. Roth, William L. Salter, Stephen M. Peck and Ronald P. Spogli for election as directors, all of whom are current members of our board. Each nominee has consented to being named in this proxy statement as a nominee and has agreed to serve as director if elected.

The persons named as proxies in the accompanying form of proxy have advised us that at the meeting, unless otherwise directed, they intend to vote the shares covered by the proxies for the election of the nominees named above. If one or more of the nominees are unable to serve, or for good cause will not serve, the persons named as proxies may vote for the election of the substitute nominees that our board may propose. The persons named as proxies may not vote for a greater number of persons than the number of nominees named above.

There is one vacancy on our board of directors as a result of the resignation from the board of Timothy C. Collins in April 2002. The board has requested that the corporate governance and nominating committee identify suitable candidates to fill the vacancy. Proxies may not be voted at the annual meeting to fill the vacancy on the board.

Information Concerning Nominees to Our Board of Directors

The following table provides information about our directors at April 10, 2002.

Name	Age	Position
Nicholas F. Taubman(1)	67	Chairman of the Board
Garnett E. Smith(2)	62	Vice Chairman of the Board
Lawrence P. Castellani	56	Chief Executive Officer and Director
Mark J. Doran(3)	38	Director
Peter J. Fontaine(3)	48	Director
Paul J. Liska	46	Director
Stephen M. Peck(3)	67	Director
Glenn Richter(1)(3)	40	Director
John M. Roth(1)(2)	43	Director
William L. Salter(2)	58	Director
Ronald P. Spogli	54	Director

(1)	Member of corporate governance and nominating committee.
(2)	Member of compensation committee.
(3)	Member of audit committee.

Mr. Taubman, Chairman of the Board of Directors, joined us in 1956. Mr. Taubman has served as our Chairman since January 1985 and served as our Chief Executive Officer from January 1985 to July 1997. From 1969 to 1984, Mr. Taubman served as our President. In addition, Mr. Taubman served as our Secretary and Treasurer from May 1992 to February 1998.

Mr. Smith, Vice Chairman of the Board of Directors, joined us in November 1959. Mr. Smith was named Vice Chairman of the Board in February 2000. From August 1997 to February 2000, Mr. Smith served as our Chief Executive Officer, and from January 1985 to October 1999, served as our President. From January 1985 until July 1997, Mr. Smith served as our Chief Operating Officer. Mr. Smith has also served in numerous other positions with us, including Executive Vice President and General Manager, Vice President of Purchasing, Buyer and Store Manager.

Mr. Castellani, Chief Executive Officer and Director, joined us in February 2000. Prior to joining us,  Mr. Castellani served as President and Chief Executive Officer of Ahold Support Services in Latin America (a division of Royal Ahold, a supermarket company) from February 1998 to February 2000, as Executive Vice President of Ahold USA through 1997, and as Chief Executive Officer of Tops Friendly Markets from 1991 through the end of 1996.

Mr. Doran, Director, became a member of our board of directors in April 1998. Mr. Doran joined Freeman Spogli & Co. in 1988 and became a principal in January 1998. Mr. Doran is also a director of Century Maintenance Supply, Inc.

Mr. Fontaine, Director, became a member of our board of directors upon consummation of our acquisition of Discount Auto Parts, Inc., or Discount, in November 2001. Mr. Fontaine was with Discount since 1975.  Mr. Fontaine was elected Secretary and Treasurer of Discount in 1979, Executive Vice President—Operations in 1992, Chief Operating Officer in 1993 and President, Chief Executive Officer and Chairman of the Board in July 1994. Mr. Fontaine stepped down from his position as President of Discount effective February 1, 1997, and resigned his position as Chairman of the Board in November 2001 and Chief Executive Officer in January 2002.

Mr. Liska, Director, became a member of our board of directors in January 2002. Mr. Liska has served as Executive Vice President and Chief Financial Officer of Sears since June 2001. Prior to joining Sears, Mr. Liska held the position of Executive Vice President and Chief Financial Officer of The St. Paul Companies, Inc. from February 1997 to May 2001. In March 1994, he joined Specialty Foods Corporation as Senior Vice President and Chief Financial Officer, becoming Chief Operating Officer in December 1994 and President and Chief Executive Officer in March 1996.

Mr. Peck, Director, became a member of our board of directors in January 2002. Mr. Peck is a general partner of Wilderness Partners, L.P., a private partnership, a general partner of the Torrey Funds, LLC, and the chairman of the Board of Trustees and the Executive Committee of Mount Sinai/NYU Health, Mount Sinai Hospital and Mount Sinai School of Medicine. Mr. Peck also serves as a member of the board of directors of Fresenius Medical Care, OFFIT Investment Funds, Canarc Resource Corp., Banyan Strategic Realty Trust, Boston Life Sciences, Inc. and The Jewish Theological Seminary. He also serves as a member of the Advisory Board of Brown Simpson Asset Management.

Mr. Richter, Director, became a member of our board of directors in January 2002. Mr. Richter has served as Senior Vice President for Sears since July 2001. In February 2000, Mr. Richter joined Sears as Vice President and Controller. Prior to joining Sears, he was with Dade Behring International, serving as the Senior Vice President and Chief Financial Officer from April 1999 to February 2000 and the Senior Vice President and Corporate Controller from January 1997 to April 1999. Prior to that, Mr. Richter held various financial and strategic positions at PepsiCo and was also a consultant at McKinsey & Company.

Mr. Roth, Director, became a member of our board of directors in April 1998. Mr. Roth joined Freeman Spogli & Co. in March 1988 and became a principal in March 1993. Mr. Roth is also a director of AFC Enterprises, Inc., Galyan’s Trading Company, Inc. and Asbury Automotive Group, Inc.

Mr. Salter, Director, became a member of our board of directors in April 1999. Mr. Salter is the retired President of the Specialty Retail Division of Sears. From November 1996 to March 1999, Mr. Salter served as President of the Home Stores division of Sears. From October 1995 to November 1996, he served as President of the Hardlines division of Sears, and from April 1993 to October 1995, he served as the Vice President and General Manager of the Home Appliances and Electronics Division of Sears.

Mr. Spogli, Director, became a member of our board of directors in August 2001. He was previously one of our directors from our April 1998 recapitalization until the closing of our acquisition of Western Auto Supply Company from Sears in November 1998. Mr. Spogli is a principal of Freeman Spogli & Co., which he  co-founded in 1983. Mr. Spogli also serves as a member of the board of directors of Hudson Respiratory Care Inc., Century Maintenance Supply, Inc., AFC Enterprises, Inc., and Galyan’s Trading Company, Inc.

The number of directors constituting our board of directors is 12. As indicated above, there is one vacancy on the board. Our directors are elected annually and hold office until our next annual meeting of stockholders and until their successors are duly elected and qualified.

Our board of directors met six times during 2001 (including meetings of our predecessors). Each of our directors attended 75% or more of the total number of meetings of the board and meetings of the committees of the board on which he served during 2001.

We have entered into a stockholders agreement with Nicholas Taubman, the Arthur Taubman Trust Dated July 13, 1964, Freeman Spogli & Co., Ripplewood Partners, L.P. and the Ripplewood employee fund, which we refer to collectively as the Ripplewood entities, Sears and Peter Fontaine, together with the entities controlled by him. The stockholders agreement provides that the parties will vote at each of our annual meetings to elect to our board of directors our chief executive officer, three designees of Freeman Spogli & Co., three designees of Sears, one designee of Ripplewood, Mr. Taubman and Mr. Fontaine. Certain transfers of our common stock by either Mr. Taubman, Freeman Spogli & Co. or Sears will reduce the number of directors these parties are entitled to nominate. The parties to the stockholders agreement are obligated to vote for Mr. Fontaine’s election to our board until the earlier of 2004, Mr. Fontaine’s voluntary resignation from the board, his removal from the board for cause, Mr. Fontaine’s no longer having beneficial interest in at least 50% of the shares as to which he acquired beneficial ownership in the Discount acquisition, the termination of the voting rights of the other stockholders that are parties to the agreement or his death.

None of the nominees to our board of directors has any family relationship with any other nominee or with any of our executive officers.

Board Committees

Audit Committee.    Messrs. Doran, Fontaine, Peck and Richter currently serve as members of the audit committee. Mr. Peck is the chairman of the audit committee. The audit committee is responsible for recommending to the board of directors the appointment of our independent public accountants, analyzing the reports and recommendations of the independent public accountants and reviewing our internal audit procedures and controls.

Messrs. Doran, Peck and Richter are independent directors in accordance with the NYSE’s corporate governance standards. Mr. Fontaine, the former chief executive officer of Discount, is not considered independent, as he was a former employee of our affiliate. Our board of directors determined in its business judgment that because of Mr. Fontaine’s experience as a member of the board of directors and senior management of Discount, as a publicly traded company, Mr. Fontaine’s membership on the audit committee is required by our best interests and the best interests of our stockholders. Our board of directors has adopted a written charter for our audit committee, which is attached to this proxy statement as Appendix A. Prior to the commencement of trading of our common stock on the NYSE in November 2001, we were not a publicly traded company and therefore did not have an audit committee that met the requirements of the NYSE.

Compensation Committee.    Messrs. Roth, Salter and Smith currently serve as members of the compensation committee. Messrs. Roth and Salter are “non-employee directors” under Rule 16b–3 of the Securities Exchange Act of 1934. Mr. Smith is not a non-employee director because he received compensation as a consultant in excess of $60,000 for 2001. The compensation committee is responsible for reviewing and recommending the compensation structure for our officers and directors, including salaries, participation in incentive compensation, benefit and stock option plans, and other forms of compensation. The compensation committee met once during 2001.

Corporate Governance and Nominating Committee.    Messrs. Richter, Roth and Taubman currently serve as members of the corporate governance and nominating committee. Mr. Taubman is the chairman of the committee. The committee is responsible for reviewing and making recommendations to the board regarding the overall effectiveness, organization and structure of the board and its committees. The committee’s duties also include establishing criteria for membership on the board and its committees and identifying and proposing nominees to the board to fill vacancies on the board as they occur. Additionally, the committee is responsible for reviewing and making recommendations to the board regarding corporate governance matters. Our board established the committee in March 2002. The corporate governance and nominating committee will consider stockholders’ suggestions for nominees for directors that are in writing and follow the procedures set forth in our bylaws. Stockholders should contact our corporate secretary to obtain a copy of our bylaws at Advance Auto Parts, Inc., 5673 Airport Road, NW, Roanoke, Virginia 24012.

Compensation of Directors

We have adopted a compensation program for directors who are not employees or designees of Freeman Spogli & Co., Sears, Roebuck and Co. or Ripplewood Partners, L.P. Under the program, each eligible director receives (1) a $10,000 annual retainer, (2) $2,000 per board meeting, or $1,000 if attendance is telephonic, and (3) if a committee meeting is held on any day other than a day on which a board meeting is held, $750 per committee meeting, or $375 if attendance is telephonic. Currently, Mr. Peck is the only director who is eligible to receive this compensation. In addition, upon their appointment to the board, each of these directors will receive an initial grant of 7,500 options that vest over three years, conditioned upon continued service as a board member. Thereafter, each of these directors will receive an annual grant of 5,000 options, subject to the same terms. In addition, we reimburse all of our directors for their reasonable expenses in attending meetings and performing duties as directors.

Compensation Committee Interlocks and Insider Participation

The compensation committee of our board of directors determines the compensation of our executive officers. During 2001, Messrs. Roth, Salter and Smith served on the compensation committee. Mr. Smith also served as one of our officers during 2001, but did not participate in the approval of matters related to his compensation. For other relationships involving Messrs. Roth and Salter, please see the “Related-Party Transactions” section of this proxy statement. None of our executive officers currently serves on the compensation committee or board of directors of any other company of which any members of our compensation committee is an executive officer.

Information Concerning Our Executive Officers

The following table provides information about our executive officers at April 10, 2002.

Name	Age	Position
Lawrence P. Castellani	56	Chief Executive Officer and Director
Jimmie L. Wade	48	President and Chief Financial Officer
David R. Reid	39	Executive Vice President and Chief Operating Officer
Paul W. Klasing	42	Executive Vice President, Merchandising and Marketing
Eric M. Margolin	49	Senior Vice President, General Counsel and Secretary
Jeffrey T. Gray	37	Senior Vice President, Controller and Assistant Secretary
Robert E. Hedrick	54	Senior Vice President, Human Resources
Shirley L. Stevens	53	Senior Vice President and Chief Information Officer

Our executive officers are elected by and serve at the discretion of our board of directors. We have entered into employment agreements with some of our executive officers. Set forth below is a brief description of the business experience of all executive officers other than Mr. Castellani, who is also a director and whose business experience is set forth above in the “Information Concerning Members of Our Board of Directors” section of this proxy statement.

Mr. Wade, President and Chief Financial Officer, joined us in February 1994. Mr. Wade was named President in October 1999 and Chief Financial Officer in March 2000. Mr. Wade also served as our Secretary from March 2000 until March 2001. From 1987 to 1993, Mr. Wade was Vice President, Finance and Operations, for S.H. Heironimus, a regional department store company, and from 1979 to 1987, he was Vice President of Finance for American Motor Inns, a hotel company. Mr. Wade is a certified public accountant.

Mr. Reid, Executive Vice President and Chief Operating Officer, joined us in October 1984 and has held his current position since October 1999. From August 1999 to August 2000, Mr. Reid served as the Chief Executive Officer of Western Auto Supply Company. Immediately prior to assuming this position, Mr. Reid was our Senior Vice President with responsibility for real estate and store support. Mr. Reid has been a Vice President, Store Support and has also served in various training and store operations positions as Store, Regional and Division Manager.

Mr. Klasing, Executive Vice President, Merchandising and Marketing, joined us in April 1995 and has held his current position since October 1999. From July 1997 to October 1999, Mr. Klasing served as our Senior Vice President, Purchasing. From April 1995 to July 1997, Mr. Klasing held various other positions with us.

Mr. Margolin, Senior Vice President, General Counsel and Secretary, joined us in April 2001. From 1993 to June 2000, Mr. Margolin was Vice President, General Counsel and Secretary of Tire Kingdom, Inc., now TBC Corporation, a retailer of tires and provider of automotive services. From 1985 to 1993, Mr. Margolin served as the general counsel for several companies in the apparel manufacturing and retail field.

Mr. Gray, Senior Vice President, Controller and Assistant Secretary, joined us in March 1994 and has held his current position since April 2000. From March 1994 to March 2000, Mr. Gray held several positions with us, most recently as Vice President of Inventory Management. From 1993 to 1994, Mr. Gray served as controller of Hollins University, and from 1987 to 1993, Mr. Gray was employed by KPMG LLP, a public accounting firm. Mr. Gray is a certified public accountant.

Mr. Hedrick, Senior Vice President, Human Resources, joined us in May 2001. Mr. Hedrick was previously Vice President, Human Resources for Foodbrands America from January 1997 to April 2001, and before that held various positions in human resources over a 20 year period with Sara Lee Corporation, a producer, marketer and distributor of frozen and refrigerated processed food.

Ms. Stevens, Senior Vice President and Chief Information Officer, joined us in July 1979 and has held her current position since July 1997. From 1979 until June 1997, Ms. Stevens held several positions with us, most recently serving as Vice President of Systems Development.

There are no family relationships among any of our executive officers.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires “insiders,” including our executive officers, directors and beneficial owners of more than 10% of our common stock, to file reports of ownership and changes in ownership of our common stock with the SEC and the NYSE, and to furnish us with copies of all Section 16(a) forms they file. Our insiders became subject to Section 16(a) in conjunction with the registration of our common stock under the Exchange Act effective November 29, 2001. Based solely on our review of copies of such forms received by us, or written representations from reporting persons that no Form 5’s were required for those persons, we believe that our insiders complied with all applicable Section 16(a) filing requirements during 2001.

EXECUTIVE COMPENSATION

The following table sets forth the compensation received by our Chief Executive Officer and the four other most highly compensated executives as officers at the end of our last completed year. We refer to these persons as our named executive officers.

Summary Compensation Table

		Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary	Bonus		Securities Underlying Options/SARs	All Other Compensation(2)
Lawrence P. Castellani Chief Executive Officer	2001 2000 1999	$622,116 542,308 —	$391,800 75,000 3,272,700	(1)	60,000 1,050,000 —	$5,100 — —

Jimmie L. Wade President and Chief Financial Officer	2001 2000 1999	288,270 265,865 174,421	218,985 128,502 158,026		35,000 30,000 9,500	6,460 6,336 6,080

David R. Reid Executive Vice President and Chief Operating Officer	2001 2000 1999	258,847 250,000 198,808	179,571 84,923 156,625		27,500 25,000 9,500	6,460 6,379 6,080

Paul W. Klasing Executive Vice President, Merchandise and Marketing	2001 2000 1999	222,116 184,128 151,031	136,871 80,605 139,359		25,000 18,000 9,500	6,460 6,298 6,080

Shirley L. Stevens Senior Vice President and Chief Information Officer	2001 2000 1999	180,846 172,782 164,665	82,408 61,820 130,840		10,000 10,000 8,000	7,875 6,302 6,080

(1)
Mr. Castellani received a signing bonus that was accrued on January 1, 2000 in connection with his appointment as Chief Executive Officer. Approximately $1.9 million of the bonus was used to purchase shares of our common stock.

(2)	Consists of matching contributions made by us under our 401(k) savings plan.

Option Grants in Last Fiscal Year

The following table sets forth information concerning options granted in 2001 to each of our named executive officers.
	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Price Appreciation for Option Term (2)
Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in 2001	Exercise or Base Price Per Share (1)	Expiration Date	5%	10%
Lawrence P. Castellani	60,000	17.8%	$21.00	4/5/08	$512,947	$1,195,384
Jimmie L. Wade	35,000	10.4%	21.00	4/5/08	299,219	697,307
David R. Reid	27,500	8.1%	21.00	4/5/08	235,100	547,884
Paul W. Klasing	25,000	7.4%	21.00	4/5/08	213,728	498,076
Shirley L. Stevens	10,000	3.0%	21.00	4/5/08	85,500	199,200

(1)	Represents the fair market value of the underlying shares of common stock at the time of the grant, as determined by our board of directors.
(2)
The potential realizable value is calculated assuming that the fair market value of our common stock appreciates at the indicated annual rate compounded annually for the entire seven-year term of the option, and that the option is exercised and the underlying shares of our common stock sold on the last day of its seven-year term for the appreciated stock price. The assumed 5% and 10% rates of appreciation are mandated by the rules of the SEC and do not represent our estimate of the future prices or market value of our common stock.

Fiscal-Year End Option Values

The following table sets forth information with respect to our named executive officers concerning option exercises for 2001 and exercisable and unexercisable stock options held as of December 29, 2001. No options were exercised by these officers during the year ended December 29, 2001.

	Number of Underlying Options at December 29, 2001		Value of In-the-Money Options at December 29, 2001(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Lawrence P. Castellani	350,000	760,000	$9,138,500	$19,840,000
Jimmie L. Wade	41,333	58,167	1,332,007	1,612,078
David R. Reid	39,667	47,333	1,281,623	1,315,937
Paul W. Klasing	37,333	40,167	1,211,087	1,109,738
Shirley L. Stevens	33,667	19,333	1,100,243	542,647

(1)
Values for “in-the-money” outstanding options represent the positive spread between the respective exercise prices of the outstanding options and $47.05 per share, the closing price for our common stock on December 28, 2001, as reported by the NYSE.

Option Repricings

As discussed below, on December 12, 2001, our board of directors determined that it was in our best interests to remove the variable price feature of options to purchase our common stock granted to our employees. Under their original terms, from April 2001 until April 2002, the exercise price of the options was $16.00 and would have increased by $2.00 per share in April 2002 and each April thereafter. The board of directors approved an amendment to the options, which was accepted by each optionee, to provide for a fixed exercise price of $18.00 per share, effective in December 2001.

The following tables sets forth information concerning repricings of options held by our executive officers since November 29, 2001, the date we became a reporting company under the Exchange Act.

Name and Principal Position	Date	Securities Underlying Number of Options Repriced or Amended	Market Price of Stock at Time of Repricing or Amendment	Exercise Price at Time of Repricing or Amendment	New Exercise Price	Length of Original Option Term Remaining at Date of Repricing or Amendment
Jimmie L. Wade President and Chief Financial Officer	12/12/01	11,000	$42.30	$16.00	$18.00	3.3 years(1)
David R. Reid Executive Vice President and Chief Operating Officer	12/12/01	11,000	42.30	16.00	18.00	3.3 years(1)
Paul W. Klasing Executive Vice President, Merchandising and Marketing	12/12/01	11,000	42.30	16.00	18.00	3.3 years(1)
Shirley L. Stevens Senior Vice President and Chief Information Officer	12/12/01	11,000	42.30	16.00	18.00	3.3 years(1)
Jeffrey T. Gray Senior Vice President, Controller and Assistant Secretary	12/12/01	4,500	42.30	16.00	18.00	3.3 years(1)

(1)	The options expire on April 15, 2005.

Executive Employment Contracts

Mr. Castellani was appointed our Chief Executive Officer and began employment on February 1, 2000, at which time he signed an employment and non–competition agreement. Mr. Castellani signed an irrevocable acceptance letter with us in December 1999 that obligated us to pay him a signing bonus of $3.3 million. The signing bonus of $3.3 million was accrued at January 1, 2000 and was paid in the first quarter of 2000. Approximately $1.9 million of the bonus was used to purchase shares of our common stock pursuant to a restricted stock agreement, which limits the sale or transfer of rights to the stock until after September 7, 2002. This portion of the bonus was deferred and has been amortized over the two-year term of the contract. Mr. Castellani’s employment contract has an initial term of two years, and renews automatically each year thereafter unless terminated by us or Mr. Castellani. The contract provides for a base salary of $600,000, subject to annual increases at the discretion of the board of directors, and an annual cash bonus based on our achievement of performance targets established by the board of directors. In the event Mr. Castellani is terminated without cause, or terminates his employment for good reason, as defined in the employment agreement, he will receive salary through the later of the end of the term of employment or one year from the effective date of termination, less any amounts earned in other employment and the pro rata share of the bonus due to Mr. Castellani prior to the termination of employment. Mr. Castellani has agreed not to compete with us, to preserve our confidential information, not to recruit or employ our employees to or in other businesses, and not to solicit our customers or suppliers for competitors.

On April 15, 1998, Mr. Smith entered into an employment and non–competition agreement with us, which was amended effective April 2001. In January 2000, Mr. Smith was named as our Vice Chairman. The agreement has a term of one year, renewing automatically each year thereafter unless terminated by us or Mr. Smith. The agreement provides for a base salary of $200,000, effective April 1, 2000, and is subject to annual increases at the discretion of our board of directors. Additionally, Mr. Smith may earn annual cash bonuses based on our achievement of performance targets established by our board of directors. The bonus to be paid upon achievement of targets will be consistent in amount with the bonuses paid to Mr. Smith by us historically. In the event Mr. Smith is terminated without cause, or terminates his employment for good reason, as defined in the employment agreement, he will receive salary through the later of the end of the term of employment or one year from the effective date of termination, less any amounts earned in other employment. Mr. Smith has agreed not to compete with us, to preserve our confidential information, not to recruit or employ our employees to or in other businesses, and not to solicit our customers or suppliers for competitors.

On April 15, 1998, Messrs. Reid, Wade and Klasing and Ms. Stevens entered into employment agreements with us. These agreements contain severance provisions that provide for one year of base salary upon termination of employment, by us without cause, or by the employee for good reason, as defined in the employment agreement, less any amounts earned in other employment, and the pro rata share of the bonus due to the employee prior to the termination of employment. The agreements extend from year-to-year unless terminated by the employee or us. Other provisions require us to pay bonuses earned by the employee upon our achievement of targets relating to sales, earnings and return on invested capital that are approved by our board of directors, and an agreement by the employee not to compete with us, to preserve our confidential information, not to recruit or employ our employees to or in other businesses, and not to solicit our customers or suppliers for competitors.

Consulting Agreement

On April 15, 1998, Mr. Taubman entered into a consulting and non–competition agreement with us, which was amended effective April 2001. The agreement requires us to pay consulting fees in an amount of $300,000 per annum, plus an annual bonus of up to $300,000 based upon the achievement of targeted performance goals established by our board of directors. In fiscal 1999, 2000 and 2001, Mr. Taubman earned $400,000, $320,000 and $563,400, respectively, pursuant to the consulting agreement. The agreement will terminate on April 15, 2002. Mr. Taubman has agreed not to compete with us, to preserve our confidential information, not to recruit or employ our employees to or in other businesses, and not to solicit our customers or suppliers for competitors. Pursuant to the consulting agreement, we and Mr. Taubman have entered into an indemnity agreement whereby we will indemnify Mr. Taubman for actions taken as an officer or director of, or consultant to, us to the fullest extent permitted by law.

REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

The compensation committee of Advance’s board of directors is currently composed of the following individuals: John M. Roth, William L. Salter and Garnett E. Smith. Messrs. Roth and Salter are non-employee directors as defined in Rule 16b-3 promulgated under the Exchange Act. Mr. Smith received compensation as a consultant in excess of $60,000 for 2001 and therefore is not a non-employee director under Rule 16b-3 of the Exchange Act. The committee regularly meets at least once each year and holds additional meetings as required.

Compensation Objectives

The compensation committee has two primary objectives in setting executive officer compensation:

•	to attract and retain outstanding leadership; and

•	to align executive compensation with the yearly and long-term goals of the company, with an emphasis on variable (vs. fixed) compensation tied to corporate and individual performance.

Executive Compensation

Toward the end of each fiscal year or at the beginning of the following fiscal year, a compensation review for each executive officer is conducted by Advance’s chief executive officer. Annual salary and bonus recommendations are then made to and reviewed and voted upon by the compensation committee at the regular year-end meeting.

Philosophically, the compensation committee is attempting to relate executive compensation to those variables over which the individual executive generally has control. Included in the compensation committee’s criteria for approval of recommended salary adjustments, and particularly bonuses and stock option awards, are achievements against annual financial and non-financial targets set at the beginning of the fiscal year for each executive. The financial objectives include growth in company net operating profit, improvement in net operating profit margin, EBITDA growth, revenue growth, comparable store sales growth, and improvements in return on invested capital. The non-financial objectives include improvements in employee retention, selection and implementation of financial and information systems, store openings, enhancement of management performance throughout Advance’s organization and advancement of Advance’s operating and strategic business initiatives.

For 2001, incentive awards for executive officers included cash bonuses and stock options. Compensation was weighted heavily toward these variable components, with the long-term objective of shifting to more variable pay for performance. Cash bonuses for 2001 reached a maximum of $691,621, excluding that for Advance’s chief executive officer.

CEO Compensation

Mr. Castellani’s employment agreement provided for a base salary of $622,116 in 2001 and is subject to annual increases at the discretion of the board of directors. In addition, Mr. Castellani’s employment agreement provides for an annual cash bonus based on our achievement of performance targets established by the board of directors. In 2001, Advance paid Mr. Castellani a bonus of $391,800 and granted him options to purchase 60,000 shares of common stock. In determining whether to grant Mr. Castellani a bonus, the committee considered our results relative to sales and operating income targets approved by the board of directors.

Long-term Incentive Compensation

To be competitive in attracting and retaining qualified executive officers and to provide them with performance incentives in addition to salary and cash bonuses, Advance awards options to its executive officers under its stock option plans. In approving stock option grant recommendations, the compensation committee considers primarily the impact the executive is expected to have on increasing stockholder value, and recent performance toward specific goals that contribute to that result. Such specific goals differ among executives, but all relate to the speed and effectiveness with which Advance increases stockholder value.

Report on Repricing of Options

On December 12, 2001, Advance’s board of directors determined that it was in Advance’s best interests to eliminate the increasing exercise price feature of options to purchase common stock granted to Advance’s employees in connection with the recapitalization in April 1998, including the options to purchase common stock held by Messrs. Wade, Reid, Klasing and Gray and Ms. Stevens. Because of this increasing price provision, these options had to be treated as “variable price” options for accounting purposes. Under their original terms, from April 2001 to April 2002, the exercise price of the options was $16.00 per share. In April 2002, and each April thereafter, the exercise price of the variable price options would have increased by $2.00 per share. Advance’s board of directors approved an amendment to the options held by employees to provide for a fixed exercise price of $18.00 per share effective December 12, 2001, subject to the consent of each optionee to convert their existing variable price options into options exercisable at the fixed exercise price. Each optionee has consented to the conversion of the options.

Tax Deductions for Compensation

Section 162(m) of the Internal Revenue Code generally limits the deductibility of compensation paid each year to a publicly-held company’s chief executive officer and its four most highly paid senior executive officers, often referred to as “named executive officers,” to $1 million per person. Excluded from the $1 million limitation is compensation, including compensation income recognized by the participant upon the exercise of an option, that meets pre-established performance criteria. In order for the income recognized upon the exercise of an option to be excluded from the $1 million limitation, the option must be granted pursuant to a stock option plan that is approved by stockholders and administered by a compensation committee composed solely of two or more “outside” directors in accordance with the Internal Revenue Code. Advance is submitting the 2001 executive stock option plan to its stockholders in order to exclude from the $1 million limit any compensation resulting from options granted under the option plan to its “named executive officers.”

Because Mr. Smith is not considered an “outside” director as a result of his receipt from Advance of compensation in excess of $60,000 in 2001, he will recuse himself from the administration of the option plan for purposes of Section 162(m). The compensation committee intends, to the extent practicable, to structure all performance-based compensation to meet the requirements of Section 162(m), but may approve compensation programs that may not be tax deductible if it determines that such programs would be in Advance’s best interests and those of its stockholders.

TH	E COMPENSATION COMMITTEE

Joh	n M. Roth
Wi	lliam L. Salter
Ga	rnett E. Smith

STOCK PRICE PERFORMANCE

The following graph shows a comparison of our cumulative total return on our common stock, the Standard & Poor’s 500 Index and the Standard and Poor’s 500 Specialty Retail Index. The graph assumes that the value of an investment in our common stock and in each such index was $100 on November 29, 2001, the date our common stock first became publicly traded, and that any dividends have been reinvested. The comparison in the graph below is based solely on historical data and is not intended to forecast the possible future performance of our common stock.

COMPARISON OF ONE MONTH
CUMULATIVE TOTAL RETURN AMONG ADVANCE AUTO PARTS, INC.,
S&P 500 INDEX AND S&P 500 SPECIALTY RETAIL INDEX

	November 29, 2001	December 29, 2001
Advance Auto Parts, Inc.	$100	$112.83
S&P 500 Index	$100	$101.83
S&P 500 Specialty Retail Index	$100	$112.18

The information contained above under the captions “Report of the Compensation Committee Regarding Compensation” and “Stock Price Performance” will not be considered “soliciting material” or to be “filed” with the SEC, nor will that information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference into a filing.

RELATED-PARTY TRANSACTIONS

Affiliated Leases

We lease our Roanoke, Virginia distribution center, an office and warehouse facility, two warehouses, 18 of our stores and three former stores from Nicholas F. Taubman or members of his immediate family. We lease our corporate headquarters from Ki, L.C., a Virginia limited liability company owned by two trusts for the benefit of a child and a grandchild of Mr. Taubman. Rents for the affiliated leases may be slightly higher than rents for non-affiliated leases, but we do not believe the amount of such difference is material. In addition, terms of the affiliated leases may be more favorable to the landlord than those contained in leases with non-affiliates. For example, the rent payable during the option term is not fixed or required to be commensurate with prevailing market rents then in effect. Instead, rent during the option term is subject to negotiation between the landlord and tenant. The leases also provide that the tenant, and not the landlord, is responsible for structural maintenance. However, in connection with the recapitalization, certain other terms of the leases with affiliates (including provisions relating to assignment, damage by casualty and default cure periods) were amended so that they would be no less favorable to us than non-affiliated leases. All affiliated leases are on a triple net basis. Lease expense for affiliated leases was $3.3 million for each of 1999 and 2000 and $3.2 million for fiscal 2001.

Options Granted to Mr. Taubman and the Taubman Trust

In connection with our April 1998 recapitalization, we entered into an option agreement with Mr. Taubman and the Taubman Trust and granted immediately exercisable options to purchase 250,000 shares of our common stock to each of Mr. Taubman and the Taubman Trust. The options have an initial exercise price of $10.00, with the exercise price increasing by $2.00 on each anniversary of the recapitalization. The exercise price is currently $16.00 and will increase to $18.00 on April 15, 2002. Both the exercise price and the number of shares that may be purchased pursuant to the options, are subject to certain adjustments. The options will expire if not exercised by April 15, 2005. If Mr. Taubman or the Taubman Trust exercises any of these options, the shares received will be subject to the stockholders agreement and entitled to the registration rights provisions of that agreement.

Certain Payments and Loans

In September 2001, we loaned Garnett E. Smith, Vice Chairman of the Board, $1.3 million. This loan is evidenced by a full recourse promissory note bearing interest at prime rate, with such interest payable annually, and due in full in five years from its inception. Payment of the promissory note is secured by a stock pledge agreement that grants us a security interest in all of the shares of our common stock acquired by Mr. Smith under our stock subscription plan.

Messrs. Wade, Reid, Klasing, Gray, Margolin and Hedrick and Ms. Stevens purchased 25,000 shares, 20,000 shares, 20,000 shares, 10,000 shares, 14,300 shares, 14,300 shares and 20,000 shares. For these individuals, $75,000, $115,000, $110,000, $50,000, $150,000, $150,000 and $100,000 of their purchase price was financed through the delivery of promissory notes on the terms described above. At December 29, 2001, the outstanding principal balance on the promissory notes was $115,000, $110,000, $40,000, $150,000, $150,000 and $100,000 for each of Messrs. Reid, Klasing, Gray, Margolin and Hedrick and Ms. Stevens, respectively, and Mr. Wade had repaid his promissory note in full. Mr. Castellani entered into a stock subscription agreement under the stock subscription plan in 2000, pursuant to which he purchased 75,000 shares of our common stock. $900,000 of Mr. Castellani’s purchase price was financed through the delivery of a promissory note to us. At December 29, 2001, the outstanding balance of the promissory note was $600,000.

Transactions with Sears

On November 2, 1998, we acquired Western from WA Holding Co., or WAH, a wholly owned subsidiary of Sears. In the Western merger, we issued to WAH 11,474,606 shares of our common stock. On February 6, 2002, we engaged in a transaction with Sears in which we transferred to Sears 11,474,606 shares of our common stock in exchange for the transfer by Sears to us of the outstanding common stock of WAH and cancelled the shares of our common stock previously held by WAH. In connection with the Western merger, WAH (Sears after the WAH transaction described above) became entitled, under our stockholders agreement, to nominate three directors to our board of directors. At February 1, 2002, Paul J. Liska, Glenn Richter and William L. Salter served on our board of directors as Sears nominees.

In connection with the Western merger, Western entered into agreements with Sears in order to continue to obtain supplies of certain products bearing trademarks owned by Sears for the wholesale segment and the service stores for three years. Pursuant to these agreements, Western purchased directly from the manufacturers approximately $13.5 million, $9.2 million and $4.6 million of these products in 1999, 2000 and 2001, respectively, and we believe that Sears received fees in connection with such sales. The prices paid per unit for the products sold in the Western Auto stores were determined prior to the Western merger by arm’s-length negotiation between us and Sears.

Western also entered into agreements with Sears and its affiliates whereby consumers can make retail purchases at the Western Auto retail stores and the independent dealer stores supplied by the wholesale segment using the Sears credit card or other Western private label credit cards. Sears and its affiliates are paid a discount fee on each retail transaction made using these credit cards. This fee is competitive with the fees paid by Western and us to third party credit card providers such as Visa, MasterCard and American Express for transactions using their credit cards. Under this agreement, Western incurred approximately $348,000, $405,000 and $339,000 in discount fees in 1999, 2000 and 2001, respectively. In addition, a portion of a service store was leased to Sears, and certain Western employees performed services for Sears during 1999, for use in Sears’ administration of the credit card program. Sears made payments to us, which aggregated approximately $2.3 million in 1999, that were intended to reimburse us for our expense in connection with the facility and the employees. This arrangement was terminated prior to 2000.

In addition, Sears provided certain services, including payroll and accounts receivable, to effect an orderly transition of Western from a subsidiary of Sears to one of our subsidiaries. As of January 1, 2000, we began performing these services for Western. Pursuant to this arrangement, we incurred $887,000 for services performed by Sears in 1999, of which $844,000 was accrued at January 2, 1999. As of January 1, 2000, all amounts under this arrangement had been paid.

During 1999, we signed an agreement with Sears Logistic Systems, an affiliate of Sears, to provide us with billing administration services related to certain courier firms that we used. Sears Logistic Systems manages the invoice processing procedure and bills us for the courier services provided by the outside firm plus a four percent administration fee. During 1999, we paid Sears Logistic Systems approximately $62,000.

Three Western Auto stores in Puerto Rico are on the premises of Sears stores and the buildings are subleased from Sears. The rental rates were established prior to the Western merger by arm’s-length negotiation between us and Sears, and we believe that the rent and terms of the subleases reflect market rates and terms at the time of the Western merger. During fiscal 1999, 2000 and 2001, we paid Sears approximately $681,000, $660,000 and $585,000, respectively, for the use of these facilities.

Under the terms of an insurance program established by a Sears subsidiary on behalf of Western prior to the Western merger, with respect to certain insurable losses where we may otherwise have a retention obligation or deductible under the applicable insurance policy providing coverage, we will be entitled to be reimbursed by Sears for our losses. No material payments were made under the insurance program in 1999. We received approximately $1.5 million during 2000 for a claim processed under the insurance program.

In connection with the Western merger, we entered into an agreement with Sears under which we may be given a priority position as a local supplier to up to approximately 250 Sears Auto Centers or National Tire & Battery stores that are located near our stores. Under this agreement, upon request from a Sears Auto Center or a National Tire & Battery store, we will deliver parts and charge a price negotiated at arm’s-length with Sears prior to the Western merger. In addition, if the volume of activity under this agreement meets certain agreed-upon thresholds, Sears will receive rebates on its purchases. During 1999, 2000 and 2001, we sold $5.3 million, $7.5 million and $7.5 million, respectively, of merchandise to Sears under the supply agreement.

Sears also arranged to buy from us certain products in bulk for its automotive centers, at cost plus a set handling fee. During the first quarter of 1999, we made final shipments to Sears under this arrangement totaling $530,000.

Stockholders Agreement

Under our stockholders agreement, Freeman Spogli & Co., the Ripplewood entities, Sears and Mr. Taubman and the Taubman Trust have the right to purchase their pro rata share of certain new issuances of our securities, including capital stock. The stockholders agreement further provides tag-along rights such that (i) upon transfers of our common stock by Freeman Spogli & Co. (excluding transfers to affiliates), Mr. Taubman, the Taubman Trust, the Ripplewood entities and Sears will have the right to participate in such sales on a pro rata basis, (ii) upon transfers of our common stock by Sears (excluding transfers to affiliates), Freeman Spogli & Co.,  Mr. Taubman, the Taubman Trust, and the Ripplewood entities will have the right to participate in such sales on a pro rata basis and (iii) upon transfers of our common stock by the Ripplewood entities (excluding transfers to affiliates), Freeman Spogli & Co. will have the right to participate in such sales on a pro rata basis, and if Freeman Spogli & Co. exercises such right, Mr. Taubman, the Taubman Trust and Sears will have the right to participate in such sales on a pro rata basis. In addition, if Freeman Spogli & Co. sells all of its holdings of our common stock, Ripplewood, Mr. Taubman and the Taubman Trust will be obligated to sell all of their shares of our common stock at the request of Freeman Spogli & Co. The right to purchase their pro rata share of certain new issuances of our securities, the tag-along rights and the rights to participate shall expire at times specified in the stockholders agreement.

The stockholders agreement further provides that the parties will vote at each of our annual meetings to elect to our board of directors our chief executive officer, three designees of Freeman Spogli & Co., three designees of Sears, one designee of Ripplewood and Mr. Fontaine. Certain transfers of our common stock by either Mr. Taubman, Freeman Spogli & Co. or Sears will reduce the number of directors these parties are entitled to nominate. The parties to the stockholders agreement are obligated to vote for Mr. Fontaine’s election to our board until the earlier of 2004, Mr. Fontaine’s voluntary resignation from the board, his removal from the board for cause, Mr. Fontaine’s no longer having beneficial interest in at least 50% of the shares as to which he acquired beneficial ownership in the Discount acquisition, the termination of the voting rights of the other stockholders that are parties to the agreement or his death.

Pursuant to the stockholders agreement, without the approval of Mr. Taubman, we may not (1) issue any capital stock for consideration at less than fair market value, unless the capital stock is issued in a financing transaction fair to and in the best interests of us, subject to certain specified exceptions, (2) enter into any transaction with any affiliate of Freeman Spogli & Co., Ripplewood or Sears, except on terms no less favorable to us than are available from an unaffiliated party, or (3) amend our articles of incorporation or bylaws or the stockholders agreement in a manner that would adversely affect the rights and obligations of Mr. Taubman, subject to certain specified exceptions.

Registration Rights

Under the stockholders agreement, Freeman Spogli & Co., Sears, the Ripplewood entities, Mr. Taubman and the Taubman Trust and Fontaine Industries Limited Partnership, have registration rights with respect to approximately 22,223,176 shares of common stock (including 500,000 shares subject to immediately exercisable options) that they hold. Under the stockholders agreement, beginning after September 7, 2002, these stockholders may require us to register for resale under the Securities Act their shares of common stock. These registration rights include the following provisions:

Demand Registration Rights.    Freeman Spogli & Co., Sears, the Ripplewood entities, Mr. Taubman and the Taubman Trust may require us, at any time beginning after September 7, 2002, to register for public resale their shares of common stock, if they, individually or in the aggregate, hold shares representing the lesser of (1) 5% of the shares of common stock then outstanding or (2) shares of common stock representing not less than $20 million in fair market value as determined by our board of directors. Under this agreement, we have granted three demand registrations to each of Freeman Spogli & Co., Sears and collectively to Mr. Taubman and the Taubman Trust, and one demand registration to Ripplewood. In addition, Freeman Spogli & Co. and Sears may demand a simultaneous registration upon a demand by Ripplewood, Mr. Taubman or the Taubman Trust whereby all stockholders shall share in the registration pro rata. If Freeman Spogli & Co. and Sears do not wish to take part in the simultaneous registration upon a demand by Ripplewood, Mr. Taubman and the Taubman Trust may share pro rata in the registration. Upon any simultaneous registration, Fontaine may share pro rata in the registration.

If the demand registration is made at a time when we are planning to file a registration statement for a primary offering, so long as we file the registration statement within one month of the demand, we can postpone the demand registration until the earlier of 90 days following the effective date of the registration or six months from the date the demand is made. If a demand registration is made at a time when the registration would adversely affect a material acquisition or merger, we may postpone the demand registration for a period of up to 90 consecutive days (with a 30 day break between any two consecutive periods) or 180 days in any 12 month period.

Piggyback Registration Rights.    Beginning after September 7, 2002, all holders of shares with demand registrations rights and Fontaine Industries Limited Partnership also have unlimited piggyback registration rights, subject to customary cutbacks. Accordingly, if we propose to file a registration statement for our own account or the account of any other holder of our common stock, we are required to give notice to these stockholders and use our best efforts to include the requesting stockholders’ shares in the registration.

Limitations on Restrictions.    All registration rights are generally subject to the right of the managing underwriter to reduce the number of shares included in the registration if the underwriter determines the success of the offering would be adversely affected.

Expenses.    We are responsible for paying all registration expenses, including the reasonable expenses of one counsel for the selling holders, but are not responsible for underwriting fees, discounts and commissions or the out-of-pocket expenses of the selling stockholders.

Indemnification.    We have agreed to indemnify Freeman Spogli & Co., Sears, Ripplewood, Mr. Taubman and the Taubman Trust and Mr. Fontaine, and the control person of each, against certain liabilities under the Securities Act.

PROPOSAL NO. 2

APPROVAL OF THE 2001 EXECUTIVE STOCK OPTION PLAN

The amount of options to be granted under our 2001 executive stock option plan to our executive officers, directors, nominees for directors, each associate of any such director and our employees is discretionary, and no grants have been made contingent on approval of the option plan.

In August 2001, our board adopted the option plan. A summary description of the option plan is set forth below. This summary description does not purport to be complete and is qualified in its entirety by reference to the full text of the option plan, which is attached to this proxy statement as Appendix B. In order to ensure that compensation paid pursuant to the option plan can qualify as “performance-based compensation” not subject to the limitation on deductibility of executive compensation in excess of $1 million, we are submitting the option plan for stockholder approval.

Summary Description of the Option Plan

General Purpose.    The general purpose of the option plan is to further our growth, development and financial success by providing additional incentives to our and our subsidiaries’ officers, key employees, directors and consultants. By assisting such persons in acquiring shares of our common stock, we can ensure that such persons will themselves benefit directly from our growth, development and financial success.

Eligibility.    Our and our subsidiaries’ employees, directors and consultants are eligible to receive options to purchase our common stock under the option plan. Our board of directors shall determine from time to time which persons shall be granted options.

Administration.    Our board, or a compensation committee established by the board, may administer our option plan, hereinafter referred to as the “committee”. Any action taken by the committee must be taken by a majority vote or written consent of its members. The committee is authorized, among other things, to determine the dates on which options may be granted and the terms and conditions of the options, the persons who are to receive options under the option plan, the number of shares subject to the options, the exercise price and vesting of the options, as well as interpretation, amendment and termination of the option plan.

Options.    Options granted under the option plan will either qualify for treatment as incentive stock options under Section 422 of the Internal Revenue Code and be designated as “incentive stock options” or not qualify for such treatment and be designated “nonqualified stock options.” Incentive stock options may only be granted under the option plan to our and our subsidiaries’ employees. Options granted under the option plan will be evidenced by a written stock option agreement executed by us and the optionee.

Shares Subject to the Option Plan.    The option plan authorizes the issuance of options to purchase up to 3,600,000 shares, subject to adjustment for any reorganization, recapitalization or stock split. If any option expires or terminates without being exercised, or if we repurchase any shares issued pursuant to the exercise of an option, the shares become available for grant under the option plan.

Vesting, Exercise of Options and Limitations on Obligation to Issue Shares.    Options vest in installments based on longevity of service, targeted goals and/or other schedules established by the committee at the time of grant. The committee may, in its sole discretion, accelerate the vesting of all or any portion of any outstanding option. Options that have vested may be exercised by delivering to us before the expiration or termination of such options: written notice stating the number of shares to be purchased under the option exercised and the exercise price per share thereof and payment in full for the shares exercised either in cash, by check, or such other form of consideration as the committee may approve.

Our obligation to issue shares upon exercise of an option is conditioned upon compliance by us with any applicable state or federal securities laws and regulations which may require that the optionee make certain investment representations and may further require placement of certain restrictive legends on certificates issued for such shares. We may also deduct and withhold from the wages, salary, bonus and any other income payable by us to an optionee, the requisite tax upon the taxable income recognized by an optionee upon exercise of an option or sale of any shares pursuant thereto. Additionally, the committee may also require that shares to be issued to certain optionees be subject to certain transfer or restrictions, as set forth in an optionee’s option agreement.

Effect of Recapitalization, Reorganization, Merger or Consolidation.    Upon certain events such as a liquidation, asset sale, reorganization, merger, consolidation or acquisition by any person or group of beneficial ownership of more than fifty percent (50%) of our then outstanding common stock, the option plan and each outstanding option shall terminate, unless the surviving entity in the transaction elects to have the options survive. If the options are going to terminate because of a termination event, each option holder shall have the right, by giving notice ten (10) days before the effective date of the event, to exercise any unexpired option, to the extent that the option is vested and exercisable.

Termination of Options.    Each non-qualified option expires on the date the committee determines, which generally shall not be later than seven years (up to ten years if the committee should so determine) from the date the option is granted, subject to earlier termination. Options which are granted as incentive stock options shall also expire on the date the committee determines, which shall not be later than five years from the date the option is granted, subject to earlier termination. Upon termination of employment or service to us, options will not accelerate and may only be exercised with respect to that number of shares for which outstanding options are exercisable on the date of termination.

Amendment and Termination of the Option Plan.    The committee may at any time terminate the option plan or amend or revise the terms of the option plan, provided that no such amendment or revision shall, except with the consent of each optionee under the option plan, in any way adversely affect any option then outstanding under the option plan. If not terminated as provided in the option plan, the option plan will terminate on the date that all shares issuable under the option plan have been issued.

Adjustments in Capital Stock.    If the outstanding shares of our common stock are changed into, or exchanged for, a different number or kind of our shares or securities through a reorganization or reclassification, or if the number of outstanding shares is changed through a stock split or stock dividend, an appropriate adjustment shall be made in the number, kind or exercise price of shares to which options may be granted or which have been granted under the option plan. Any adjustments made shall be made without affecting the overall exercise price of outstanding unexercised options.

Federal Income Tax Consequences of the Option Plan

Introduction

We believe that, under present law, the following are the U.S. federal income tax consequences generally arising with respect to options under the option plan. The grant of an option will create no tax consequences for an optionee or us. An optionee will have no taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply, and if certain regulations proposed by the Internal Revenue Service are finalized, we could be required to withhold employment taxes (e.g., FICA and FUTA) at the time of exercise of an incentive stock option on or after January 1, 2003), and we will receive no deduction when an incentive stock option is exercised. Upon exercising an option other than an incentive stock option, an optionee must generally recognize ordinary income equal to the difference between the fair market value of our common stock on the date of exercise and the exercise price. We will be entitled to a deduction for the same amount. The treatment to an optionee of a disposition of common stock acquired through the exercise of an option depends on how long the shares were held and whether the shares were acquired by exercising an incentive stock option or by exercising an option other than an incentive stock option.

Generally, there will be no tax consequence to us in connection with a disposition of shares of our common stock acquired under an option, except that we may be entitled to a deduction in the case of a disposition of shares of our common stock acquired under an incentive stock option before the applicable incentive stock option holding periods have been satisfied.

Acceleration of Stock Options

If, upon a reorganization, merger, sale or other transaction resulting in a change in our control, the exercisability of certain stock options held by certain employees (generally officers, stockholders and our highly compensated employees) is accelerated (or payments are made to cancel unexercisable options of such employees), such acceleration or payment may be determined to be, in whole or in part, a “parachute payment” for federal income tax purposes. If the present value of all of the optionee’s parachute payments exceeds three times the optionee’s average compensation for the past five years, the optionee will be subject to a 20% excise tax on the amount of the parachute payment which is in excess of the greater of: the average compensation of the participant for the past five years; or an amount which the optionee establishes as reasonable compensation. In addition, we will not be allowed to deduct any excess parachute payments.

Section 162(m) Limitation

Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by the corporation on the last day of the taxable year, but does allow a deduction for “performance-based compensation,” including plans providing for stock options having an exercise price of not less than 100% of the stock’s fair market value (determined at the time the options are granted), which establish specific performance goals and/or limits on awards, which are administered by a committee composed exclusively of “outside” directors, and are disclosed to and approved by the corporation’s stockholders. We have structured and intend to implement and administer the option plan so that compensation resulting from stock options can qualify as “performance-based compensation.” The committee, however, has the discretion to grant such options and awards with terms that will result in the options and awards not constituting performance-based compensation.

Applicability of ERISA

The option plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended, and are not tax-qualified retirement plans under Section 401(a) of the Internal Revenue Code.

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF
THE 2001 EXECUTIVE STOCK OPTION PLAN

PROPOSAL NO. 3

PROPOSAL TO ADOPT THE EMPLOYEE STOCK PURCHASE PLAN

In March 2002, our board approved adoption of the employee stock purchase plan. The plan will become effective upon receipt of stockholder approval. No rights to purchase shares under the plan have been made contingent on such stockholder approval. A summary description of the plan is set forth below. This summary description does not purport to be complete and is qualified in its entirety by reference to the full text of the plan, which is attached to this proxy statement as Appendix C.

Summary Description of Our Employee Stock Purchase Plan

General Purpose.    The general purpose of the stock purchase plan is to encourage and enable our employees to own our stock so that they have a vested interest in our success and their interests are aligned with those of our stockholders.

Eligibility.    The plan is intended to qualify as an “employee stock purchase plan” within the meaning of section 423 of the Internal Revenue Code of 1986, as amended, or the Code. All employees who work for us or a participating subsidiary corporation more than 20 hours per week on a regular basis are eligible to participate in the plan, other than certain highly compensated employees (as defined in section 414(q) of the Code) or an employee who would own, immediately after the right to purchase stock available for purchase under the plan, stock possessing 5% or more of the total voting power or value of all of our stock. Participation in the plan is voluntary.

Administration.    A committee appointed by our board of directors administers the plan, or in the absence of such a committee, the board administers the plan itself. Subject to the terms of the plan, the committee has the power to take the actions called for in the plan and also may construe and interpret the plan as it deems equitable. The committee in its discretion also may delegate, in whole or in part, its power and authority under the plan to another person or entity.

Shares Available for Purchase under the Plan.    The aggregate number of shares available for purchase under the plan is 700,000.

Offering Periods.    This plan is implemented by a series of consecutive offering periods of approximately three months duration, with new offering periods commencing on or about the first day of the calendar quarter, or at such other times as may be determined by the committee (but not exceeding 27 months) for each year for which the plan is in effect. There is an enrollment period (no longer than 30 days) for each offering period, which will be set by the committee and precedes the beginning of the related offering period.

Participation by Eligible Employees.    Eligible employees may elect to participate in the plan for an offering period by properly completing and filing an authorization form with the committee (or its delegate) on or before the last day of an enrollment period, and his or her employment as an eligible employee continues uninterrupted throughout the period which begins on the first day of an enrollment period and ends on the first day of the related offering period.

Each participating employee is entitled, as of the first day of the offering period, to the right to purchase at a purchase price equal to the lesser of 85% of the fair market value of our common stock on the offering date or the purchase date, whichever is lower, the number of whole shares of our common stock determined by dividing such employee’s payroll deductions accumulated prior to such purchase date and retained in the employees’ account as of such date by the applicable purchase price. No options granted to an eligible employee shall entitle him or her to purchase shares with an aggregate fair market value in excess of $25,000 during any calendar year. In addition, with respect to each offering period and purchase period, the committee also may specify on or before the first day of the offering period or purchase period the maximum number of shares of stock that will be made available under the plan for the offering period or purchase period.

Continuing Authorization.    An employee’s authorization for an offering period shall continue in effect for each offering period thereafter until amended or cancelled, as described below.

Authorization Amendment.    An employee may amend an authorization for an offering period if the amendment is filed by the last day of such offering period.

Cancellation.    An employee who has elected to purchase stock for an offering period may cancel his or her election in its entirety during an offering period by delivering a written notice of cancellation to us. If an employee cancels his or her election during a purchase period, he or she may elect to (1) have the amount credited to his or her account at the time of cancellation becomes effective applied to the purchase of the number of shares that such amount will purchase at the end of the offering period, or (2) receive the cash balance then credited to his or her account.

Purchase of Shares.    On the last day of an offering period, unless a participating employee has withdrawn the contributions credited to his or her account, the balance then credited to an employee’s account automatically will be used to purchase from us whole shares of common stock at the purchase price (as described below), up to the maximum number of shares permitted under the plan. The maximum amount that can be purchased during any offering period also may be limited by the number of authorized shares remaining for sale under the plan.

Termination of Employment.    Termination of employment for any reason during an offering period automatically will be treated as an election by a participating employee to withdraw the cash balance credited to his or her account at that time, except that if an employee with an election in effect under the plan dies, his or her legal representative may elect prior to the end of the purchase period to (1) have the amount credited to the employee’s account at the time of his or her death applied to the purchase of the number of shares that such amount will purchase at the end of the offering period, or (2) cancel in full the election to purchase shares and receive the cash balance credited to the employee’s account.

Transfer of Right to Purchase.    No employee may assign, transfer or otherwise dispose of the balance credited to his or her account or his or her right to purchase our common stock under the plan except by will or the applicable laws of descent and distribution.

Effect of Change in Capitalization.    Upon a change in the number, kind or class of shares of our common stock, including a change such as a stock dividend or stock split, the committee will adjust in an equitable manner the shares available for issuance under the plan, the shares purchased under the plan and the purchase price for such shares.

Amendment or Termination of Plan.    Our board of directors may amend the plan to the extent that the board deems necessary or appropriate in light of, and consistent with, section 423 of the Code and the laws of the Commonwealth of Virginia. Any such amendment will be subject to stockholder approval to the extent such approval is required under section 423, the laws of the Commonwealth of Virginia or other applicable law, subject to the following limitations: (a) no amendment will be made without prior approval of our stockholders if the amendment will (i) increase the number of shares available for purchase under the plan, or (ii) materially modify the eligibility conditions or increase the benefits available to eligible employees under the plan; (b) no amendment will make any change in a purchase right outstanding which adversely affects the rights of an employee with respect to such right; (c) no amendment will reduce the amount of an employee’s account or account balance; or (d) no amendment will be made which will cause the plan to not satisfy the requirements under section 423 of the Code. Our Board of Directors also may terminate the plan or any offering made under the plan at any time.

If not terminated earlier by our Board of Directors, the plan will terminate on the tenth anniversary of its adoption.

Federal Income Tax Consequences of the Employee Stock Purchase Plan

The following is a general summary of the federal income tax consequences of the plan, assuming the plan satisfies the requirements of section 423 of the Code, based on current federal income tax laws, regulations (including proposed regulations) and judicial and administrative interpretations thereof, all of which are frequently amended, and which may be retroactively applied to transactions described herein. Individual circumstances may vary from these results. Furthermore, individuals participating in the plan may be subject to taxes other than federal income taxes, such as federal employment taxes, state and local income taxes and estate or inheritance taxes. Under the terms of the plan, any amounts determined by us to be necessary to satisfy any tax withholding required in connection with either the purchase or sale of shares under the plan will be satisfied through either our withholding from other amounts payable by us to the employee or through the employee’s payment of cash to us, or by such other method as we determine. The Internal Revenue Service has issued proposed regulations that, if finalized, would require us to withhold employment taxes (e.g., FICA and FUTA) at the time shares are acquired under the plan. If the proposed regulations are finalized, this new rule is anticipated to apply to stock purchases under the plan that occur on or after January 1, 2003.

The amounts deducted from a participating employee’s pay to purchase shares will be taxable income to the employee and must be included in gross income for federal income tax purposes, and will be subject to withholding taxes, in the year in which the amounts otherwise would have been paid to the employee. An employee will not be required to recognize any income for federal income tax purposes upon the purchase of shares. However, the employee will determine his or her taxable income for the year in which he or she sells or otherwise disposes of shares purchased under the plan in accordance with the following paragraphs.

The federal income tax consequences of a sale or disposition of shares acquired under the plan depend in part on the length of time the shares are held by an employee before such sale or disposition. If an employee sells or otherwise disposes of shares acquired under the plan (other than any transfer resulting from his or her death) within two years after the first day of the offering period for the shares, the employee must recognize ordinary income in the year of such sale or disposition in an amount equal to the excess of (1) the fair market value of the shares on the date the shares were purchased by him or her over (2) his or her purchase price. This amount of ordinary income is recognized by the employee even if the fair market value of the shares has decreased since the date the shares were purchased, and the ordinary income recognized is added to his or her basis in the shares. We generally will receive a tax deduction for federal income tax purposes to the extent of the ordinary income recognized by an employee upon such a sale or disposition of shares acquired under the plan. Any gain realized on the sale or disposition in excess of the basis in the shares (after increasing the basis by the amount of the ordinary income recognized) generally will be taxed as capital gain, and any loss realized (after increasing the basis in the shares by the ordinary income recognized) generally will be a capital loss. If the employee has held the shares for more than one year from the date of purchase at the time of the sale or disposition, the capital gain or loss will be long-term, otherwise the capital gain or loss will be short-term. The claim for a deduction for a capital loss is subject to certain limitations.

If an employee sells or otherwise disposes of shares acquired under the plan after holding the shares for two years after the first day of the offering period for the shares, or the employee dies, he or she must include as ordinary income in the year of sale (or his or her taxable year ending with his or her death) an amount equal to the lesser of (1) 15% of the closing sale price of the shares on the first day of the offering period, or (2) the excess of the fair market value of the shares on the date he or she sells or otherwise disposes of the shares, or on the date of his or her death, over the purchase price. We will not be entitled to a tax deduction with respect to the ordinary income recognized by an employee upon such a sale or disposition. Except in the case of a transfer as a result of death, the amount of ordinary income recognized by the employee is added to his or her basis in the shares. The basis of shares transferred as a result of the death of an employee will not be increased as a result of the ordinary income recognized by the deceased employee. Any gain realized on the sale or disposition in excess of the employee’s basis (after increasing the basis in the shares by the ordinary income recognized) will be taxed as a long-term capital gain. Any loss realized will be treated as long-term capital loss.

THE BOARD RECOMMENDS A VOTE FOR APPROVAL
OF THE EMPLOYEE STOCK PURCHASE PLAN

PROPOSAL NO. 4

PROPOSAL TO RATIFY APPOINTMENT OF
DELOITTE & TOUCHE LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS

Our board has selected Deloitte & Touche LLP as our independent public accountants for 2002. Arthur Andersen LLP served as our independent public accountants in fiscal 2001.

Stockholders are being asked to ratify the appointment of Deloitte & Touche LLP as our independent public accountants for 2002.

On April 3, 2002, our board, based on the recommendation of our audit committee, dismissed Arthur Andersen LLP as our independent public accountants, and selected Deloitte & Touche LLP as our new independent public accountants for 2002, subject to Deloitte & Touche LLP’s completion of their customary client acceptance procedures.

During our two most recent fiscal years ended December 29, 2001 and December 30, 2000 and the subsequent interim period through April 3, 2002, there were no disagreements between us and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen LLP’s satisfaction, would have caused Arthur Andersen LLP to make reference to the matter of the disagreement in connection with their reports. Arthur Andersen LLP’s reports on our consolidated financial statements for each of the years ended December 29, 2001 and December 30, 2000, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two most recent fiscal years ended December 29, 2001 and December 30, 2000 and the subsequent interim period through April 3, 2002.

During the two most recent fiscal years ended December 29, 2001 and the subsequent interim period through April 3, 2002, we did not consult with Deloitte & Touche LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Members of each of Arthur Andersen LLP and Deloitte & Touche LLP are expected to be present at the meeting, will have an opportunity to make a statement if so desired, and will be available to respond to appropriate questions. If Deloitte & Touche LLP should decline to act or otherwise become incapable of acting, or if Deloitte & Touche LLP’s engagement is discontinued for any reason, our board, in consultation with the audit committee, will appoint another accounting firm to serve as our independent public accountants for 2002.

2001 Audit Fees

Arthur Andersen LLP’s fees for the 2001 audit and the review of our and Advance Stores’ quarterly reports on Form 10–Q for 2001 were approximately $463,000, of which an aggregate amount of $178,784 was billed through the end of 2001.

Financial Information Systems Design and Implementation Fees

Arthur Andersen LLP did not provide any services related to financial information systems design and implementation services in 2001.

All Other Fees

Arthur Andersen LLP’s fees for other services performed in 2001 were approximately as follows: $209,000 for merger related accounting reviews, $117,000 for SEC filings and reviews, $117,000 for system implementation control reviews and $75,000 for other consulting matters and related reviews.

If the stockholders do not ratify the appointment of Deloitte & Touche LLP as our independent public accountants, the board of directors will select another accounting firm. Even if the selection is ratified, the board of directors, in its discretion, may direct the appointment of different independent public accountants at any time during the year if the board of directors feels that such a change would be in our and our stockholders’ best interests.

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF APPOINTMENT
OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS

AUDIT COMMITTEE REPORT

The audit committee of Advance’s board of directors is responsible for providing independent, objective oversight of Advance’s accounting functions and internal controls. The audit committee is composed of four directors. Messrs. Peck, Doran and Richter are independent as defined by the corporate governance standards of the New York Stock Exchange. Mr. Fontaine is not considered independent, as he is a former employee of Discount Auto Parts, which we acquired in November, 2001. Advance’s board of directors determined in its business judgement that because of Mr. Fontaine’s familiarity with the financial and operational history of Discount, Mr. Fontaine’s membership on the audit committee is required by Advance’s best interests and the best interests of its stockholders. The audit committee operates under a written charter approved by Advance’s board of directors, which is attached to this proxy statement as Appendix A.

Management is responsible for Advance’s financial reporting process including Advance’s system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Advance’s independent accountants are responsible for auditing its consolidated financial statements. The audit committee’s responsibility is to monitor and review these processes. It is not the audit committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. The members of the audit committee are not employees of Advance and they may not be accountants or auditors by profession or experts in the fields of accounting or auditing. Additionally, the board of directors recognizes that Advance’s management (including the financial and internal audit staff), as well as the independent auditor, have more knowledge and specific information about Advance and its financial statements and performance than do the members of the audit committee. Consequently, in carrying out its oversight responsibilities, the audit committee shall not be charged with, and is not providing, any expert or special assurance as to our financial statements or any professional certification as to the independent auditor’s work. Therefore, the audit committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent accountants included in their report on Advance’s financial statements. The audit committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s considerations and discussions with management and the independent accountants do not assure that Advance’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of Advance’s financial statements has been carried out in accordance with generally accepted audit standards or that Advance’s independent accountants are in fact “independent.”

The audit committee recommended to the board of directors the approval of Arthur Andersen LLP as the independent accountants engaged to conduct the independent audit for 2001. The audit committee has met with management and the independent accountants to review and discuss the fiscal year 2001 financial statements. The audit committee has also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the audit committee has received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the independent accountants their firm’s independence.

Based upon the audit committee’s discussions with management and the independent accountants, and the audit committee’s review of the representations of management and the independent accountants, the audit committee recommended that the board of directors include the audited consolidated financial statements in Advance’s annual report on Form 10–K for the year ended December 29, 2001 filed with the SEC.

The audit committee considered whether the independent accountants’ provision of non-audit services to Advance is compatible with maintaining the independent accountants’ independence and has determined the provision of the non-audit services are compatible with the independent accountants’ independence.

TH	E AUDIT COMMITTEE

Ste	phen M. Peck (Chairman)
Pet	er J. Fontaine
Ma	rk J. Doran
Gle	nn Richter

STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

Stockholders may present proposals for inclusion in the proxy statement and form of proxy to be used in connection with the 2003 annual meeting of stockholders, provided such proposals are received by us no later than December 13, 2002 and are otherwise in compliance with applicable laws and regulations. If a stockholder notifies us in writing prior to February 26, 2003, that he or she intends to present a proposal at the 2003 annual meeting of stockholders, the proxyholders designated by the board of directors may exercise their discretionary voting authority with regard to the stockholder’s proposal only if our proxy statement discloses the nature of the stockholder’s proposal and the proxyholder’s intentions with respect to the proposal. If the stockholder does not notify us by such date, the proxyholders may exercise their discretionary voting authority with respect to the proposal without such discussion in the proxy statement.

OTHER MATTERS

The board of directors does not intend to present any other matters at the meeting and knows of no other matters which will be presented at the meeting.

A copy of our 2001 annual report of stockholders is being mailed to each stockholder of record together with this proxy statement. The 2001 annual report includes our audited financial statements for the year ended December 29, 2001. Our annual report on Form 10-K also includes these financial statements, as well as more detailed information about us and our operations, supplementary financial information and certain schedules. The annual report and Form 10-K are not part of our proxy soliciting material. Copies of the annual report on Form 10-K, without exhibits, can be obtained without charge by contacting us at 5673 Airport Road, Roanoke, Virginia 24012, (540) 362-4991.

By	order of the board of directors

ER	IC M. MARGOLIN
Senior Vice President
General Counsel and Secretary

Roanoke, Virginia
April 22, 2002

APPENDIX A

ADVANCE AUTO PARTS, INC.
AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee (the “Audit Committee”) is appointed by the Board of Directors (the “Board”) of Advance Auto Parts, Inc. (the “Company” or “Advance”) to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, and (3) the independence and performance of the Company’s internal and external auditors.

The Company’s independent auditor is accountable to the Audit Committee and the Board, as representatives of the Company’s stockholders. The Audit Committee and the Board have the ultimate authority to select (or nominate for stockholder approval), evaluate and, where appropriate, replace the independent auditor.

The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Audit Committee. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

Composition and Meetings

The Audit Committee shall have a minimum of three directors who meet the independence and experience requirements of the New York Stock Exchange. Each member of the Audit Committee shall be able to read and understand fundamental financial statements and at least one member of the committee shall have past employment experience which results in that member’s financial sophistication. The members of the Audit Committee shall be appointed by the Board.

The Audit Committee shall meet at least quarterly, but as frequently as circumstances require. The Audit Committee shall meet at least annually, and more often as warranted, with the Company’s chief financial officer, the senior internal auditing executive and the independent auditor in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believes should be discussed privately.

Responsibilities

Management is responsible for Advance’s financial reporting process including Advance’s system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Advance’s independent accountants are responsible for auditing its consolidated financial statements. The Audit Committee’s responsibility is to monitor and review these processes. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. The members of the Audit Committee are not employees of Advance and they may not be accountants or auditors by profession or experts in the fields of accounting or auditing. Additionally, the Board recognizes that Advance’s management (including the financial and internal audit staff) as well as the independent auditor, have more knowledge and specific information about Advance and its financial statements and performance than do the members of the Audit Committee. Consequently, in carrying out its oversight responsibilities, the Audit Committee shall not be charged with, and is not providing, any expert or special assurance as to Advance’s financial statements or any professional certification as to the work of the independent auditor. Therefore, the Audit Committee shall rely, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent accountants included in their report on Advance’s financial statements. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent accountants do not assure that Advance’s financial statements are presented in accordance with generally accepted accounting principles, that the audit or Advance’s financial statements has been carried out in accordance with generally accepted audit standards or that Advance’s independent accountants are in fact “independent.”

Specific Functions

The following functions shall be the recurring activities of the Audit Committee in carrying out its oversight responsibility. These functions are set forth as a guide with the understanding that the Audit Committee may diverge from this guide as appropriate given the circumstances.

The Audit Committee shall:

1.	Make regular reports to the Board.

2.
Review and reassess the adequacy of this Audit Committee Charter (“the Charter”) annually and recommend any proposed changes to the Board for approval. The Charter will be included as an appendix to the annual stockholders’ meeting proxy statement once every three years or in the next annual stockholders’ meeting proxy statement after any significant amendment to the Charter.

3.	Prepare the “audit committee report” required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

4.	Review and accept, if appropriate, the annual audit plan of the Company’s independent auditors, including the scope of audit activities, and monitor such plan’s progress and results during the year.

5.
Review the Company’s annual audited financial statements, included in the Company’s annual report on Form 10-K, with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could affect the Company’s financial statements significantly.

6.
Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgements made in connection with the preparation of the Company’s financial statements. This analysis will include the cumulative effects of individual matters seen as not material.

7.
Review with management and the independent auditor the Company’s quarterly financial statements prior to the release of quarterly earnings, as well as such financial statements and disclosures included in the Company’s quarterly reports on Form 10-Q.

8.	Review major changes to the Company’s financial reporting and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

9.	Recommend to the Board the appointment of the independent auditor, which firm shall be accountable ultimately to the Audit Committee and the Board.

10.
Receive periodic reports from the independent auditor regarding the auditor’s independence consistent with Independent Standards Board Standard 1, discuss such reports with the auditor, and if determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor. The Audit Committee shall recommend to the Board guidelines for the hiring of employees by the Company who have worked for the independent auditor.

11.
Evaluate together with the Board the competence of the audit personnel, the performance of the independent auditor and, if determined by the Audit Committee, recommend that the Board replace the independent auditor.

12.	Approve the fees to be paid to the independent auditor.

13.	Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

14.
Obtain from the independent auditor assurance that no illegal acts that would have a direct and material effect on the determination of financial statement amounts have been discovered in the course of the audit which would implicate Section 10A of the Private Securities Litigation Reform Act of 1995.[1]

15.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.[2]

16.
Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company’s response to that letter. Such review should include:

a.	Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities, access to required information or disagreements with management.

b.	Any changes required in the planned scope of the internal audit.

c.	The internal audit department responsibilities, budget and staffing.

17.	Review with management the appointment, retention and replacement of the senior internal auditing executive. The internal audit department reports to the Chairman of the Audit Committee.

18.	Review the significant reports to management prepared by the Company’s internal auditing staff and management’s responses.

19.	Meet periodically with management to review the Company’s major business and financial risk exposures and the steps management has taken to monitor and control such exposures.

20.	Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations.

21.
Obtain reports from management, the Company’s senior internal auditing executive and the independent auditor that the Company’s subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and Company accounting policies.

22.
Review with the Company’s legal counsel any legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

23.	Consider whether other services may be provided by the independent auditor.

[1]
Section 10A of the Private Securities Litigation Reform Act requires that the independent auditor disclose any illegal acts it discovers in the course of an audit. The independent auditor initially must disclose the illegal act to the appropriate level of management and keep the Audit Committee adequately informed. If management has not taken appropriate remedial action with respect to an illegal act that has a material effect on the Company’s financial statements and the failure to take appropriate remedial action is reasonably expected to warrant departure from a standard report of the auditor or warrant resignation from the audit engagement, the independent auditor must directly report its conclusions to the board of directors. Upon receipt of such notice the board of directors must inform the SEC and provide the independent auditor with a copy of the notice to the SEC. If the company fails to notify the SEC, the independent auditor must resign from the engagement or furnish to the SEC a copy of its report.

[2]
Statement on Auditing Standards No. 61 requires that the auditor ensure that the Audit Committee receives additional information regarding the scope and results of the audit that may assist the Audit Committee in overseeing the financial reporting and disclosure process. The matters to be discussed include the selection of and changes in significant accounting policies or their application, the process used by management in formulating accounting estimates and the basis for the independent auditor’s conclusions regarding the reasonableness of those estimates, audit adjustments that could have a significant effect on the Company’s financial reporting process, disagreements between the independent auditor and management over the application of accounting principles to the Company’s specific transactions and events, discussions management may have had with other accountants about auditing and accounting matters and serious difficulties the independent auditor had in dealing with management related to the performance of the audit.

APPENDIX B

ADVANCE AUTO PARTS, INC.
2001 EXECUTIVE STOCK OPTION PLAN

Section 1.    Description of Plan.    This is the 2001 Executive Stock Option Plan, dated November 7, 2001 (the “Plan”), of Advance Auto Parts, Inc., a Delaware corporation (the “Company”). This Plan will provide a means whereby designated employees, directors or consultants of the Company and/or of any directly or indirectly majority or wholly-owned entities of the Company (individually, a “Subsidiary” and collectively, the “Subsidiaries”) may purchase shares of common stock, par value $.0001 per share, of the Company (the “Shares”). It is intended that the options under this Plan will either qualify for treatment as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and be designated “Incentive Stock Options” or not qualify for such treatment and be designated “Nonqualified Stock Options.” Incentive Stock Options may only be granted to employees.

Section 2.    Purpose of Plan.    The purpose of the Plan and of granting options (the “Options”) to specified persons is to further the growth, development and financial success of the Company and its Subsidiaries by providing additional incentives to their employees, directors or consultants. By assisting such persons in acquiring Shares, the Company can ensure that such persons will themselves benefit directly from the Company’s and its Subsidiaries’ growth, development and financial success.

Section 3.    Eligibility.    The persons who shall be eligible to receive grants of Options under the Plan shall be the employees, directors or consultants of the Company and/or its Subsidiaries. The Board of Directors (the “Board”) of the Company shall determine from time to time which persons eligible under the Plan shall be granted Options. A person who holds an Option is herein referred to as a “Participant,” and more than one Option may be granted to any Participant.

The aggregate fair market value (determined as of the time an Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any participant in any calendar year under this Plan and any other incentive stock option plans (which qualify under Section 422 of the Code) of the Company or any Subsidiary shall not exceed $100,000.

Section 4.    Administration.

(a) Except as otherwise provided herein, the Plan shall be administered by the Board or, at the Board’s option, by a compensation committee thereof from time to time constituted, to whom administration of this Plan has been duly delegated (the Board and such committee, are collectively referred to hereinafter as the “Committee”). Any action of the Board or the Committee with respect to administration of the Plan shall be taken by a majority vote or written consent of its members. Upon the first registration of an equity security of the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the extent possible and advisable, the Committee may be constituted so as to permit this Plan to comply with Rule 16b-3 promulgated under Section 16 of the Exchange Act and Section 162(m) of the Code.

(b) The Committee is authorized and empowered to administer the Plan and, subject to the Plan, including but not limited to Section 19, (i) to determine the dates upon which Options shall be granted and the terms and conditions thereof in a manner consistent with the Plan, which terms and conditions need not be identical as to the various Options granted; (ii) to interpret the Plan; (iii) to grant Options; (iv) to determine the Participants; (v) to specify the terms of the Options; (vi) to determine the number of Shares which may be purchased; (vii) to determine the fair market value of the Shares; (viii) to accelerate the time during which an Option may be exercised in accordance with the provisions of Section 14 hereof, and to otherwise accelerate the time during which an Option may be exercised, in each case notwithstanding the provisions in the Option Agreement (as defined in Section 11 hereof) stating the time during which it may be exercised; (ix) to reissue the Plan and related benefits hereunder as a direct plan of a Subsidiary or Subsidiaries, converting the Options and Shares issued under this Plan to options and shares of such Subsidiary or Subsidiaries, as the case may be; (x) to prescribe, amend and rescind rules relating to the Plan; (xi) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Committee; (xii) to determine the rights and obligations of Participants under the Plan; and (xiii) to make all other determinations deemed necessary or advisable for the administration of the Plan. The interpretation and construction by the Committee of any provision of the Plan or of any Option granted under it shall be final. No member of the Committee shall be liable for any action or determination made with respect to the Plan or any Option granted hereunder.

Section 5.    Shares Subject to Plan.    The aggregate number of Shares for which Options may be granted pursuant to the Plan shall be Three Million Six Hundred Thousand (3,600,000). Such number shall be automatically adjusted for any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction of the Company. The number of Shares which may be purchased by a Participant upon exercise of each Option shall be determined by the Committee and set forth in each Option Agreement (as such term is defined in Section 11 hereof), provided that no Participant shall be eligible to be granted Options covering more than 3,600,000 shares during any fiscal year. Upon the expiration or termination, in whole or in part, for any reason of an outstanding Option or any portion thereof which shall not have vested or shall not have been exercised in full or in the event that any Shares acquired pursuant to the Plan are reacquired by the Company, (a) any Shares which have not been purchased or (b) the Shares reacquired, as the case may be, shall again become available for the granting of additional Options under the Plan.

Section 6.    Restrictions on Grants; Vesting of Options.    Notwithstanding any other provisions set forth herein or in any Option Agreement, no Options may be granted under the Plan subsequent to ten (10) years from the date hereof. Each Option shall grant the Participant the right to purchase a specified number of Shares at the price determined by the Committee, as set forth in each respective Option Agreement (the “Exercise Price”); provided, however, that if the Participant is a 10% stockholder of the Company (as defined in Section 422(b)(6) of the Code) at the time such Participant is granted an Incentive Stock Option, the Exercise Price shall be not less than 110% of the fair market value of such shares on the date of grant of the Option. Such fair market value shall be determined by the Committee (i) if the Company’s securities are traded on a national securities exchange or on the Nasdaq National Market, on the basis of the reported closing sales price on such date or, in the absence of a reported sales price on such date, on the basis of the average of the reported closing bid and ask price on such date, or (ii) in the absence of both a reported sales price and a reported bid and ask price under clause (i), the Committee shall determine such fair market value on the basis of such evidence as it deems appropriate in its sole discretion. The Options shall vest based on longevity of service, targeted goals and/or other schedules established by the Committee, as set forth in each Option Agreement, with respect to the Company and/or its Subsidiaries. In the case of options which vest based on the achievement of targeted goals, the Committee shall determine the performance criteria, the performance measurement period(s) and the schedule of exercisability applicable to each Option or group of Options in a schedule, a copy of which shall be filed with the records of the Committee and attached to each Option Agreement to which the same applies. The performance criteria, the performance measurement period(s), and the schedule of exercisability need not be identical for all Options granted hereunder. Following the conclusion of each applicable performance measurement period, the Committee shall determine, in its sole good faith judgment, the extent, if at all, that each Option subject thereto shall have become exercisable based upon the applicable performance criteria and the schedule of exercisability. To the extent each such Option shall remain nonexercisable following the final performance measurement period because the applicable performance criteria have not been met, it shall, to that extent, automatically terminate and cease to be exercisable to such extent notwithstanding the stated term during which it otherwise may have been exercised. The Committee shall promptly notify each affected Participant of such determination. The Committee may periodically review the performance criteria applicable to any Option or Options and, in its sole good faith judgment, may adjust the same to reflect mergers, acquisitions, asset sales, catastrophes and significant increases in the level of capital expenditures or inventory levels.

Section 7.    Exercise of Options.    Once vested, the Options may be exercised by the Participant by giving written notice to the Company specifying the number of Shares to be purchased and accompanied by payment of the full Exercise Price therefor in cash, by check or in such other form of lawful consideration as the Committee may approve from time to time, including without limitation and in the sole discretion of the Committee, the assignment in transfer by the Participant to the Company of outstanding shares of common stock theretofore held by the Participant in a manner intended to comply with the provisions of Rule 16b-3 under the Exchange Act, if applicable. Once vested, the Options may only be exercised by the Participant or in the event of death of the Participant, by the person or persons (including the deceased Participant’s estate) to whom the deceased Participant’s rights under such Option shall have passed by will or the laws of descent and distribution. Notwithstanding the immediately preceding sentence, in the event of disability (within the meaning of Section 22(e)(3) of the Code) of a Participant, a designee of the Participant (or the legal representative of the Participant if the Participant has no designee) may exercise the Option on behalf of such Participant (provided such Option would have been exercisable by such Participant) until the right to exercise such Option expires, as set forth in such Participant’s particular Option Agreement.

Section 8.    Issuance of Shares.    The Company’s obligation to issue Shares upon exercise of an Option is expressly conditioned upon (i) the compliance by the Company with any registration or other qualification obligations with respect to such Shares under any state and/or federal law or rulings and regulations of any government regulatory body, and/or (ii) the making of such investment representations or other representations and undertakings by the Participant (or the Participant’s designee legal representative, heir or legatee, as the case may be) in order to comply with the requirements of any exemption from any such registration or other qualification obligations with respect to such Shares which the Company in its sole discretion shall deem necessary or advisable. Such required representations and undertakings may include representations and agreements that such Participant (or the Participant’s designee legal representative, heir or legatee): (a) is purchasing such Shares for investment and not with any present intention of selling or otherwise disposing of such Shares in violation of Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder; and (b) agrees to have a legend placed upon the face and reverse of any certificates evidencing such Shares setting forth (i) any representations and undertakings which such Participant has given to the Company or a reference thereto, and (ii) that, prior to effecting any sale or other disposition of any such Shares, the Participant must furnish to the Company an opinion of counsel, form and substance satisfactory to the Company and its counsel, to the effect that such sale or disposition will not violate the applicable requirements of state and federal laws and regulatory agencies; provided, however, that any such legend or data entry shall be removed when no longer applicable. The inability of the Company to obtain, from any regulatory body having jurisdiction, authority reasonably deemed by the Company’s counsel to be necessary for the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such Shares as to which such requisite authority shall not have been obtained. Unless otherwise set forth in the Participant’s particular Option Agreement or otherwise specified by the Committee in the Option grant or in a subsequent Committee action, any Shares issued by the Company upon exercise of an Option granted hereunder shall be subject to (x) a right of first refusal of the Company with respect to all Shares proposed to be transferred by Participant, (y) certain drag-along rights, as described in Section 11 hereof, and (z) certain other restrictions set forth in each particular Option Agreement.

Section 9.    Nontransferability.    An Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. Any permitted transferee shall be required prior to any transfer of an Option or Shares acquired pursuant to the exercise of an Option to execute a written undertaking to be bound by the provisions of the applicable Option Agreement.

Section 10.    Adjustments Upon Recapitalization or Reorganization.    Subject to Section 13(b) hereof, if the outstanding shares of the common stock of the Company are changed into, or exchanged for, a different number or kind of shares or securities of the Company through any capital reorganization or reclassification, or if the number of outstanding shares is changed through a stock split or stock dividend, an appropriate adjustment shall be made by the Committee in the number, kind or exercise price of shares as to which Options may be granted under the Plan. A corresponding adjustment shall likewise be made in the number, kind or exercise price of shares with respect to which unexercised Options have theretofore been granted. Any such adjustment in an outstanding Option, however, shall be made without change in the total price applicable to the unexercised portion of the Option but with a corresponding adjustment in the price for each share covered by the Option. In making such adjustments, or in determining that no such adjustments are necessary, the Committee may rely upon the advice of counsel and accountants to the Company, and the good faith determination of the Committee shall be final, conclusive and binding. No fractional shares of stock shall be issued or issuable under the Plan on account of any such adjustment.

Section 11.    Option Agreement.    Each Option granted under the Plan shall be evidenced by a written option agreement (an “Option Agreement”) executed by the Company and the Participant which, unless otherwise set forth in the Participant’s particular Option Agreement or otherwise specified by the Committee in the Option grant or in a subsequent Committee action, (a) shall contain each of the provisions and agreements herein specifically required to be contained therein; (b) shall contain provisions which give the Company a right of first refusal to purchase any Shares issued pursuant to the exercise of Options granted under the Plan which a Participant proposes to sell; (c) shall contain provisions which give the Company, in connection with any underwritten public offering by the Company of its equity securities, the right to restrict the transfer of any Shares acquired under an Option Agreement for up to 180 days; and (d) shall contain certain “drag-along” rights. The Option Agreement may contain such other terms and conditions as the Committee deems desirable and which are not inconsistent with the Plan.

Section 12.    Privileges of Stock Ownership.    Persons entitled to exercise any Options granted under this Plan shall have all of the rights or privileges of a stockholder of the Company in respect of any shares of common stock issuable upon exercise of such Option from and after the date of exercise of an Option. No shares shall be issued and delivered upon exercise of any Option unless and until, in the opinion of counsel for the Company, there shall have been full compliance with any applicable registration requirements of the Securities Act, any applicable listing requirements of any national securities exchange or automated quotation system on which the common stock of the Company is then listed or quoted, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery. The Company agrees to take all actions reasonably necessary to comply with all such requirements.

The Company agrees that shares of common stock issued upon the exercise of Options shall, at the time of delivery, be validly issued and outstanding, fully paid and nonassessable. The Company covenants and agrees that it will pay, when due and payable, any and all federal and state stamp, original issue, or similar taxes which may be payable in respect of the issue of the Option or of Shares upon the exercise thereof.

Section 13.    Termination of Options.

(a)  Each Option granted under the Plan shall set forth a termination date thereof, which shall be not later than seven (7) years (up to ten (10) years if the Committee shall so determine) from the date such Option is granted subject to earlier termination as set forth in Section 6, Section 13(b), or Section 14 hereof, or as otherwise set forth in each particular Option Agreement; provided, however, with respect to Incentive Stock Options, such termination shall be not later than five (5) years from the date such Option is granted if the Participant is a 10% stockholder of the Company (as defined in Section 422(b)(6) of the Code) at the time such Option is granted. An Incentive Stock Option shall contain any termination events required by Section 422 of the Code. The termination of employment, or service as a director or consultant, of a Participant for any reason shall not accelerate or otherwise affect the number of Shares which may be purchased upon exercise of an Option; provided, however, that the Option may only be exercised with respect to that number of Shares which could have been purchased under the Option had the Option been exercised by the Participant on the date of such termination.

(b)  Subject to Section 14 hereof (i) upon the dissolution, liquidation or sale of all or substantially all of the business, properties and assets of the Company, (ii) upon any reorganization, merger, consolidation, sale or exchange of securities in which the Company does not survive, or (iii) upon any sale, reorganization, merger, consolidation or exchange of securities in which the Company does survive and any of the Company’s stockholders have the opportunity to receive cash, securities of another corporation, partnership or limited liability company and/or other property in exchange for their capital stock of the Company, or (iv) upon any acquisition by any person or group (as defined in Section 13d of the Securities Act of 1934) of beneficial ownership of more than fifty percent (50%) of the Company’s then outstanding shares of common stock (each of the events described in clauses (i), (ii), (iii) or (iv) is referred to herein individually as an “Extraordinary Event” and collectively as the “Extraordinary Events”), the Plan and each outstanding Option shall terminate, unless the Surviving Entity (defined below) elects to have such Option survive the Extraordinary Event pursuant to the next paragraph. In such event each Participant shall have the right, by giving notice ten (10) days before the effective date of such Extraordinary Event (the “Effective Date”), to exercise on or before the Effective Date, in whole or in part, any unexpired Option issued to the Participant, to the extent that said Option is vested as of the Effective Date and exercisable as of the Effective Date, and otherwise is vested and exercisable pursuant to the provisions of said Option and of Section 6 of the Plan.

In its sole and absolute discretion, the surviving entity (which may be the Company) or the entity that has acquired all or substantially all of the Company’s assets (the “Surviving Entity”) may, but shall not be so obligated, to permit an Option to survive an Extraordinary Event or tender to any Participant an option or options to purchase shares or equity interests in such Surviving Entity, and such continuing or new option or options shall contain such terms and provisions as shall be required to substantially preserve the rights and benefits of any Option then outstanding under the Plan with any reasonable changes to take into account the circumstances of the Surviving Entity.

Section 14.    Acceleration of Options.    Notwithstanding the provisions of Section 6 or Section 13 hereof, or any provision to the contrary contained in a particular Option Agreement, the Committee, in its sole discretion, may accelerate the vesting of all or any portion of any Option then outstanding. The decision by the Committee to accelerate an Option or to decline to accelerate an Option shall be final. In the event of the acceleration of the exercisability of Options as the result of a decision by the Committee pursuant to this Section 14, each outstanding Option so accelerated shall be exercisable for a period from and after the date of such acceleration and upon such other terms and conditions as the Committee may determine in its sole discretion, provided that such terms and conditions (other than terms and conditions relating solely to the acceleration of exercisability and the related termination of an Option) may not adversely affect the rights of any Participant without the consent of the Participant so adversely affected. Any outstanding Option which has not been exercised by the holder at the end of such period shall terminate automatically at that time.

Section 15.    Substitute Options.    If the Company at any time should succeed to the business of another entity through a merger, consolidation, corporate reorganization or exchange, or through the acquisition of stock or assets of such entity or its subsidiaries or otherwise, Options may be granted under the Plan to option holders of such entity or its subsidiaries, in substitution for options to purchase Shares in such entity held by them at the time of succession. The Committee, in its sole and absolute discretion, shall determine the extent to which such substitute Options shall be granted (if at all), the person or persons to receive such substitute Options (who need not be all option holders of such entity), the number of Options to be received by each such person, the exercise price of such Option and the other terms and conditions of such substitute Options.

Section 16.    Withholding of Taxes.    The Company, or a Subsidiary, as the case may be, may deduct and withhold from the wages, salary, bonus and other income paid by the Company (or such Subsidiary) to the Participant the requisite tax upon the amount of taxable income, if any, recognized by the Participant in connection with the exercise in whole or in part of any Option, or the sale of the Shares issued to the Participant upon the exercise of an Option, as may be required from time to time under any federal or state tax laws and regulations. This withholding of tax shall be made from the Company’s (or such Subsidiary’s) concurrent or next payment of wages, salary, bonus or other income to the Participant or by payment to the Company (or such Subsidiary) by the Participant of the required withholding tax, as the Committee may determine; provided, however, that, in the sole discretion of the Committee, the Participant may pay such tax by reducing the number of Shares issued upon exercise of an Option (for which purpose such Shares shall be valued at fair market value as determined in good faith by the Committee based on the fair market value of such Shares determined by the Board, which determination shall be final). Notwithstanding the foregoing, the Company shall not be obligated to issue certificates representing the shares of common stock of the Company to be acquired through the exercise of such Option if such Participant fails to provide the Company with adequate assurance that such Participant will pay such amounts to the Company as herein above required. Participants shall notify the Company in writing of any amounts included as income in the Participants’ federal income tax returns in connection with an Option.

Section 17.    Effectiveness and Termination of the Plan.    The Plan shall be effective as of the date on which this Plan is approved by the Board. The Plan shall terminate at the earliest of the time when all Shares which may be issued hereunder have been so issued. However, the Board may, in its sole discretion, terminate the Plan at any prior time. Subject to Section 13 hereof, no such termination shall in any way affect any Option then outstanding.

Section 18.    Time of Granting Options.    The date of grant of an Option shall, for all purposes, be the date on which the Board makes the determination granting such an Option. Notice of the determination shall be given to each Participant to whom an Option is so granted within a reasonable time after the date of such grant.

Section 19.    Amendment of Plan.    Subject to Section 14, the Committee may make such amendments to the Plan as it shall deem advisable. Subject to Section 14, no amendment shall in any way adversely affect any Option then outstanding, without the consent of the Participant so adversely affected.

Section 20.    Transfers and Leaves of Absence.    For purposes of the Plan, (a) a transfer of a Participant’s employment, without an intervening period, between the Company and a Subsidiary (or vice versa) or between Subsidiaries shall not be deemed a termination of employment and (b) a Participant who is granted in writing a leave of absence shall be deemed to have remained in the employ of the Company (or a Subsidiary, whichever is applicable) during such leave of absence.

Section 21.    No Obligation to Exercise Option.    The granting of an Option shall impose no obligation on the Participant to exercise such Option.

Section 22.    Indemnification.    In addition to such other rights of indemnification as they may have as members of the Board of Directors, the members of the Committee shall be indemnified by the Company to the fullest extent permitted by law against the reasonable expenses, including attorney’s fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in satisfaction of a judgment in any such action, suit or proceeding except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is not entitled to indemnification under applicable law; provided, however, that within sixty (60) days after institution of any such action, suit or proceeding such Committee member shall in writing offer the Company the opportunity, at the Company’s expense to handle and defend the same, and such Committee member shall cooperate with and assist the Company in the defense of any such action, suit or proceeding. The Company shall not be obligated to indemnify any Committee member with regard to any settlement of any action, suit or proceeding of which the Company did not consent to in writing prior to such settlement.

Section 23.    Governing Law.    The Plan and any Option granted pursuant to the Plan shall be construed under and governed by the laws of the State of Delaware without regard to conflict of law provisions thereof.

Section 24.    Not an Employment or Consulting Agreement.    Nothing contained in the Plan or in any Option Agreement shall confer, intend to confer or imply any rights of employment or rights to continued employment by the Company or any Subsidiary in favor of any Participant or limit the ability of the Company or any Subsidiary to terminate, with or without cause, in its sole and absolute discretion, the employment of any Participant, subject to the terms of any written employment to which a Participant is a party. In addition, nothing contained in the Plan or in any Option Agreement shall preclude any lawful action by the Company or the Board.

APPENDIX C

ADVANCE AUTO PARTS, INC.

EMPLOYEE STOCK PURCHASE PLAN

SECTION 1

PURPOSE OF THE PLAN

The purpose of the Advance Auto Parts, Inc. Employee Stock Purchase Plan is to encourage and enable Eligible Employees of Advance Auto Parts, Inc. (“the Company”) and its participating Subsidiaries the opportunity to acquire a proprietary interest in the Company through the purchase of the Company’s Stock at a discount. The Company believes that employees who participate in this Plan will have a closer identification with the Company by virtue of their ability as stockholders to participate in the Company’s growth and earnings. It is the intention of the Company to have this Plan qualify as an “employee stock purchase plan” under Section 423 of the Code, as amended. Accordingly, the provisions of this Plan shall be construed in a manner consistent with the requirements of that Section 423 of the Code. Any provision of the Plan inconsistent with Section 423 of the Code will, without further act or amendment by the Company, be deemed reformed to comply with Code Section 423.

SECTION 2

DEFINITIONS

2.1    “Account”—means for each Offering Period the separate bookkeeping account which shall be established for each Participating Employee to record the payroll deductions made on his or her behalf to purchase Stock under this Plan.

2.2    “Authorization”—means the participation election and payroll deduction authorization form which an Eligible Employee shall be required to properly complete (either in writing or via electronic submission) and timely file with the Human Resources Department before the end of an Enrollment Period in order to participate in this Plan for the related Offering Period.

2.3    “Beneficiary”—means a person to whom all or a portion of the shares or cash amounts due to the Participating Employee under the Plan will be paid if the Participating Employee dies before receiving such shares or cash amounts.

2.4    “Board”—means the Board of Directors of the Company.

2.5    “Code”––means the Internal Revenue Code of 1986, as amended, and any successor thereto.

2.6    “Committee”––means the committee appointed by the Board to administer the Plan or in the absence of such a committee, then the Board itself.

2.7    “Company”––means Advance Auto Parts, Inc. (including any entity that is directly or indirectly wholly–owned by Advance Auto Parts, Inc. and disregarded as an entity separate from Advance Auto Parts, Inc. under Section 7701 of the Code and the treasury regulations issued thereunder).

2.8    “Compensation”––means total base pay (which includes regular pay, overtime, and shift premiums, but excludes bonuses, and any compensation related to stock options or any other remuneration paid to the Participating Employee) for services rendered by Participating Employee to the Company during the applicable period specified in the Plan.

2.9    “Custodial Account”—means the non–interest bearing bookkeeping account maintained on behalf of the Participating Employee to which shares purchased under Section 4.2 and Section 4.3 and dividends (net of withholding) shall be allocated and from which Shares and/or cash shall be distributed in accordance with Section 5.2.

2.10    “Custodian”— means the custodian for the Plan appointed by the Committee.

2.11    “Eligible Employee”—means each employee (as defined for purposes of Section 423 of the Code) of a Participating Employer who has been employed by such employer at least thirty days prior to the beginning of each period and who is customarily employed to work 20 or more hours per week, except:

(a)  an employee who customarily is employed (within the meaning of Section 423(b)(4)(B)) of the Code 20 hours or less per week by the Company or such Subsidiary.

(b)  an employee who would own (immediately after the grant of an option under this Plan) stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company based on the rules set forth in Section 423(b)(3) and Section 424 of the Code.

(c)  a highly compensated employee (as defined under Section 414(q) of the Code) who is required to file statements under Section 16(a) of the Securities Exchange Act of 1934 or who otherwise falls within a category of highly compensated employees that the Committee has determined in its discretion to exclude under this Plan for a particular Offering Period.

2.12    “Enrollment Period”—means the period set by the Committee which precedes the beginning of the related Offering Period and which shall continue for no more than 30 days.

2.13    “Fair Market Value”—means (1) the closing price on a given date for a share of Stock quoted on the New York Stock Exchange system or listed on a national securities exchange as reported by The Wall Street Journal or, if The Wall Street Journal no longer reports such closing price, such closing price as reported by a newspaper or trade journal selected by the Committee or, if no such closing price is available on such date, (2) such closing price as so reported for the immediately preceding business day, or, if no newspaper or trade journal reports such closing price or if no such price quotation is available, (3) the price which the Committee acting in good faith determines through any reasonable valuation method that a share of such Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

2.14    “Offering Date”—means for each Offering Period the first day of such Offering Period.

2.15    “Offering Period”—means a period of approximately 3 months duration commencing on the first day of each calendar year (or at such other times as may be determined by the Committee) for each year for which this Plan is in effect.

2.16    “Participating Employee”—means for each Offering Period each Eligible Employee who has satisfied the requirements set forth in Section 4 of this Plan for such Offering Period.

2.17    “Participating Employer”—means for each Offering Period the Company and each Subsidiary that the Committee designates as a Participating Employer for such Offering Period.

2.18    “Plan”—means this Advance Auto Parts, Inc. Employee Stock Purchase Plan.

2.19    “Purchase Date”—means for each Offering Period the last day of such Offering Period.

2.20    “Purchase Price”—means for each Offering Period in an Offering Period the lesser of 85% of the Fair Market Value of a share of Stock on the Offering Date or on the Purchase Date, whichever is lower.

2.21    “Stock”—means the common stock, $0.0001 par value per share, of the Company.

2.22    “Subsidiary”—means each corporation which is a subsidiary of the Company (within the meaning of Section 424(f) of the Code).

SECTION 3

SHARES OFFERED UNDER THE PLAN

There shall be a total of 700,000 shares of Stock available for purchase under this Plan, subject to any adjustment as provided in Section 12. All such shares of Stock shall be reserved to the extent that the Company deems appropriate from authorized but unissued shares of Stock or from shares of Stock that have been reacquired by the Company.

SECTION 4

OFFERING PERIODS

This Plan shall be implemented by a series of consecutive Offering Periods, with a new Offering Period commencing on or after the first day of the calendar quarter (or at such other times as may be determined by the Committee, but not exceeding 27 months) for each year for which this Plan is in effect.

SECTION 5

ADMINISTRATION OF THE PLAN

The Committee shall supervise and administer this Plan. The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power and the discretion to interpret this Plan and to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on the Company, on each affected Participating Employee and Participating Employer and on each other person directly or indirectly affected by such action. The Committee in its discretion may delegate, in whole or in part, its power and authority to another person or entity.

SECTION 6

PARTICIPATION

6.1    Requirements.    Each Eligible Employee who is employed by a Participating Employer on the first day of an Enrollment Period shall satisfy the requirements to be a Participating Employee for the related Offering Period if:

(a)  he or she has properly completed and filed an Authorization with the Committee (or its delegate) on or before the last day of such Enrollment Period to purchase shares of Stock under this Plan, and

(b)  his or her employment as an Eligible Employee continues uninterrupted throughout the period which begins on the first day of such Enrollment Period and ends on the first day of the related Offering Period, and no Eligible Employee’s employment shall be treated as interrupted by a transfer directly between the Company and any Subsidiary or between one Subsidiary and another Subsidiary.

6.2    Continuity Authorization.    An Authorization shall continue in effect until amended under Section 8.3 or cancelled under Section 8.4.

6.3    Termination.    A Participating Employee’s status as such shall terminate for an Offering Period (for which he or she has an effective Authorization) at such time as his or her Account is withdrawn in full under Section 8.4(a) or his or her employment terminates under Section 10.1.

SECTION 7

PURCHASE OF SHARES; LIMITATIONS

7.1      General Rule.    Subject to Section 7.2, each Participating Employee for each Offering Period automatically shall, as of the first day of such Offering Period, be entitled to purchase at the Purchase Price up to a maximum number of whole shares of Stock, determined and specified by dividing such Participant’s payroll deductions accumulated prior to the Purchase Date and retained in the Participant’s Account as of such date by the applicable Purchase Price. With respect to each Offering Period, the Committee may also specify on or before the first day of such Offering Period, as applicable, a maximum number of shares that shall be made available under this Plan for such Offering Period.

7.2    Statutory Limitation.    No Eligible Employee shall purchase any Stock under this Plan or under any other employee stock purchase plan (within the meaning of Section 423 of the Code) established by the Company or any Subsidiary (within the meaning of Section 423(b)(8) of the Code) with a Fair Market Value in excess of $25,000 per calendar year determined on the Offering Date, at the time the purchase occurs. For purposes of this limitation, an Eligible Employee’s right to purchase Stock of the Company under this Plan shall occur on the Offering Date for such option (subject, however, to the Committee’s ability to divest such right under Section 10.1).

7.3    Insufficient Number of Shares of Stock.    If the number of shares of Stock available for purchase for any Offering Period is insufficient to cover the number of shares which Participating Employees elect to purchase during such Offering Period (whichever is applicable), then the number of shares of Stock which each Participating Employee has a right to purchase on the Purchase Date shall be reduced to the number of shares of Stock which the Committee (or its delegate) shall determine by multiplying the number of shares of Stock available under this Plan for such Offering Period or (as applicable) by a fraction, the numerator of which shall be the number of shares of Stock which such Participating Employee elected to purchase during such Offering Period (as applicable) and the denominator of which shall be the total number of shares of Stock which all Participating Employees elected to purchase during such Offering Period (as applicable).

SECTION 8

METHOD OF PAYMENT

8.1    Authorization.    To enroll in the Plan for an Offering Period, an Eligible Employee must file an Authorization with the Company (or its designee) and elect to make contributions under the Plan in such form and manner and by such date as determined and communicated by the Committee. Each Participating Employee’s Authorization shall specify the specific dollar amount which he or she authorizes his or her Participating Employer to deduct from his or her Compensation each pay period (determined in accordance with such Participating Employer’s standard payroll policies and practices) during the Offering Period for which such Authorization is in effect, provided:

(a)  the minimum amount deducted from a Participating Employee’s Compensation during any pay period in an Offering Period shall not be less than $5.

(b)  the maximum amount deducted from a Participating Employee’s Compensation during any calendar year shall not exceed the lesser of $25,000 or ten (10%) of the Participating Employee’s Compensation.

8.2    Continuing Authorization.    An Authorization once timely filed under Section 6.1(a) for an Offering Period commencing on the first day of the calendar year shall continue in effect for each Offering Period thereafter that commences on the first day of the calendar year until amended under Section 8.3 or cancelled under Section 8.4, and an Authorization once timely filed under Section 6.1(a) for an Offering Period commencing on the first day of a calendar quarter shall continue in effect for each Offering Period thereafter.

8.3    Authorization Amendment.    An Authorization for an Offering Period commencing on the first day of the Company’s calendar year may be amended during an Enrollment Period for such Offering Period and the amendment shall be effective for such Offering Period if timely filed under Section 6.1 (a).

8.4    Cancellation of Election to Purchase.    A Participating Employee who has elected to purchase Stock for an Offering Period may cancel his or her election in its entirety during an Offering Period. Any such cancellation shall be effective upon the delivery by the Participating Employee of written notice of cancellation to the office or person designated to receive elections. Such notice of cancellation must be so delivered before the close of business on the last business day of the Offering Period.

A Participating Employee’s rights upon the cancellation of his or her election to purchase Stock shall be limited to the following:

(a)  he or she may receive in cash, as soon as practicable after delivery of the notice of cancellation, the full amount then credited to his or her Account (no partial withdraws are permitted); or

(b)  he or she may have the amount credited to his or her Account at the time the cancellation becomes effective applied to the purchase of the number of shares such amount will then purchase at the end of the Offering Period.

8.5    Account Credits, General Assets and Taxes.    All payroll deductions made for a Participating Employee shall be credited to his or her Account as of the pay day as of which the deduction is made. All payroll deductions shall be held by the Company or by one, or more than one, Subsidiary (as determined by the Committee) as part of the general assets of the Company or any such Subsidiary, and each Participating Employee’s right to the payroll deductions credited to his or her Account shall be those of a general and unsecured creditor. The Company or such Subsidiary shall have the right to withhold on payroll deductions to the extent such person deems necessary or appropriate to satisfy applicable tax laws.

8.6    No Cash Payments.    No Participating Employee may make any contribution to his or her Account except through payroll deductions made in accordance with this Section 8.

SECTION 9

EXERCISE OF PURCHASE RIGHT

9.1    General Rule.    As soon as practicable after the Purchase Date of each Offering Period, the Company or Custodian will purchase the number of shares of whole Stock that may be purchased by the amounts credited to each Participating Employee’s Custodial Account as of such Purchase Date.

9.2    Fractional Shares.    No fractional shares shall be purchased under the Plan. The Committee may, at its discretion, determine whether cash in an amount representing the price of any fractional share shall be refunded, carried over to the next Offering Period, or applied to the purchase of a fractional share at the end of an Offering Period; provided that such determination shall apply uniformly to all Participating Employees for each Offering Period.

9.3    Delivery of Stock.    A stock certificate representing any shares of Stock purchased under this Plan shall be credited to such Participating Employee’s Custodial Account, as of such Purchase Date. At the Participating Employee’s direction and expense, a stock certificate can be delivered to the Participating Employee and shall be registered in his or her name. No Participating Employee (or any person who makes a claim through a Participating Employee) shall have any interest in any shares of Stock subject until such shares have been purchased and the related shares of Stock actually have been delivered to such person or have been transferred to their Custodial Account.

9.4    Dividends.    Any dividends (net of any withholding taxes) received with respect to shares credited to a Participating Employee’s Custodial Account will be reinvested in additional shares which shall be purchased by the Custodian in the open market (or by some other means as determined by the Committee) as soon as administratively feasible following receipt of such net dividend payment by the Custodian.

SECTION 10

TERMINATION OF EMPLOYMENT

10.1    General Rule.    Subject to Section 10.2, if a Participating Employee’s employment as an Eligible Employee terminates on or before the Purchase Date for a Offering Period for any reason whatsoever, his or her Account shall be distributed as if he or she had elected to withdraw in full his or her Account in cash under Section 8.4(a) immediately before the date his or her employment had so terminated. However, if a Participating Employee is transferred directly between the Company and a Participating Subsidiary or between one Participating Subsidiary and another Participating Subsidiary while he or she has an Authorization in effect, his or her employment shall not be treated as terminated merely by reason of such transfer and any such Authorization shall (subject to all the terms and conditions of this Plan) remain in effect after such transfer for the remainder of such Offering Period.

10.2    Death.    If a Participating Employee dies and has an election to purchase Stock in effect at the time of his or her death, the legal representative of the deceased Participating Employee may, by delivering written notice to the office or person designated to receive elections no later than the end of the Offering Period, elect to

(a)  have the amount credited to the Participating Employee’s Account at the time of his or her death, or

(b)  cancel in full the election to purchase shares of Stock in accordance with the provisions of Section 8.4(a).

If no such notice is given within such period, the election will be deemed canceled as of the date of death, and the only right of such legal representative will be to receive in cash the amount credited to the deceased Participating Employee’s Account.

SECTION 11

NON-TRANSFERABILITY

Neither the balance credited to a Participating Employee’s Account nor any rights to purchase Stock under this Plan shall be transferable other than by will or by the laws of descent and distribution, and any purchase right shall be exercisable during a Participating Employee’s lifetime only by the Participating Employee.

SECTION 12

ADJUSTMENT

The number, kind or class (or any combination thereof) of shares of Stock reserved under Section 3, and the Purchase Price of such shares of Stock as well as the number, kind or class (or any combination thereof) of shares of Stock subject to grants under this Plan shall be adjusted by the Committee in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to such changes as Stock dividends or Stock splits.

SECTION 13

SECURITIES REGISTRATION

As a condition to the receipt of shares of Stock under this Plan, an Eligible Employee shall, if so requested by the Company, agree to hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Furthermore, if so requested by the Company, the Eligible Employee shall make a written representation to the Company that he or she will not sell or offer for sale any of such Stock unless a registration statement shall be in effect with respect to such Stock under the Securities Act of 1933 and any applicable state securities law or the Eligible Employee shall have furnished to the Company an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required. Certificates representing the Stock transferred upon the exercise of an option may at the discretion of the Company bear a legend to the effect that such Stock has not been registered under the Securities Act of 1933 or any applicable state securities law and that such Stock cannot be sold or offered for sale in the absence of an effective registration statement as to such Stock under the Securities Act of 1933 and any applicable state securities law or an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required.

SECTION 14

AMENDMENT OR TERMINATION

This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate in light of, and consistent with, Section 423 of the Code and the laws of the Commonwealth of Virginia, and any such amendment shall be subject to the approval of the Company’s stockholders to the extent such approval is required under Section 423 of the Code or the laws of the Commonwealth of Virginia or to the extent such approval is required to satisfy any requirements under applicable law.

The Board also may terminate this Plan or any offering made under this Plan at any time. The actions of the Committee may be taken at a meeting by a majority of its members, in writing without a meeting if all members of the Committee sign such writing or by the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and participation in such a meeting in this manner shall constitute attendance and presence in person at the meeting of the person or persons so participating for all purposes.

The Committee will administer the Plan on a nondiscriminatory basis and will apply uniform rules to all persons similarly situated. The Board reserves the right to amend the Plan from time to time subject to the following limitations:

(a)  No amendment will be made without the prior approval of the stockholders of the Company if the amendment will (1) increase the number of shares available for purchase under the Plan, or (2) materially modify the eligibility conditions or increase the benefits available to Eligible Employees under the Plan.

(b)  No amendment will reduce the amount of a Participating Employee’s Account or Custodial Account balance.

(c)  No amendment will be made which will cause the Plan to not satisfy the requirements under Section 423 of the Code.

SECTION 15

MISCELLANEOUS

15.1 Stockholder Rights. No Participating Employee shall have any rights as a stockholder of the Company as a result of the grant of a purchase right pending the actual delivery of the Stock subject to such purchase right to such Participating Employee.

15.2    No Contract of Employment.    The grant of a purchase right to a Participating Employee under this Plan shall not constitute a contract of employment and shall not confer on a Participating Employee any rights upon his or her termination of employment.

15.3    Withholding.    Each purchase right shall be made subject to the condition that the Participating Employee consents to whatever action the Company directs to satisfy the federal and state tax withholding requirements, if any, which the Company in its discretion deems applicable to the exercise of such purchase right.

15.4    Construction.    All references to sections are to sections of this Plan unless otherwise indicated. This Plan shall be construed under the laws of the Commonwealth of Virginia, without regard to the law of conflicts of such state, to the extent that federal law does not preempt such laws. Finally, each term set forth in Section 2 shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.

15.5    Costs.    All costs and expenses incurred in the administration of the Plan will be paid by the Company. Any brokerage fees or expenses for the sale or transfer of Stock by a Participating Employee will be borne by the Participating Employee.

15.6    Liability for Taxes.    Each Participating Employee shall be responsible for, and will indemnify the Participating Employer against, any federal, state or local income or other applicable taxes, including any interest or penalties relating thereto, to which the Participating Employee may be subject as a result of the Participating Employee’s participation in the Plan or the Participating Employee’s sale of shares acquired thereunder.

15.7    Rule 16b-3.    The Committee shall have the right to amend any purchase right to withhold or otherwise restrict the transfer of any Stock of the Company or cash under this Plan to an Eligible Employee as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the Securities Exchange Act of 1934 might be applicable to such grant or transfer.

SECTION 16

EFFECTIVE DATE; TERM OF PLAN

This Plan shall become effective upon approval by the Company’s stockholders and shall continue in effect for a term of ten years unless terminated earlier under Section 14.

-PROXY-	[Advance Auto Parts Logo]	-PROXY-

This Proxy is Solicited on Behalf of the Board of Directors
of Advance Auto Parts, Inc.

THE UNDERSIGNED hereby appoints Jeffrey T. Gray and Eric M. Margolin as proxies with full power of substitution, to vote all shares of common stock of ADVANCE AUTO PARTS, INC. which the undersigned is entitled to vote at the 2002 Annual Meeting of Stockholders of ADVANCE AUTO PARTS, INC., to be held at Wyndham Roanoke Hotel, 2801 Hershberger Road, N.W. Roanoke, Virginia on Thursday, May 23, 2002, at 10:00 a.m., local time, and any adjournments thereof as specified by the undersigned and to vote in their discretion on such other matters as may properly come before the meeting.

WHEN PROPERLY EXECUTED THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR APPROVAL OF PROPOSALS 2, 3 AND 4. RECEIPT OF NOTICE OF ANNUAL MEETING AND PROXY STATEMENT DATED APRIL 22, 2002 IS HEREBY ACKNOWLEDGED.

PLEASE SIGN ON REVERSE SIDE and mail in the enclosed, postage prepaid envelope.

X    FOLD AND DETACH HERE    X

						Please mark your votes as indicated in this example	☒
The Directors recommend a vote FOR all nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4.
1. ELECTION OF DIRECTORS.		2. APPROVAL OF THE ADVANCE AUTO PARTS, INC. 2001 EXECUTIVE STOCK OPTION PLAN.			4. RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF ADVANCE AUTO PARTS, INC. FOR 2002.
FOR all nominees listed below (except as marked to the contrary) ☐	WITHHOLD AUTHORITY to vote for all nominees listed below ☐
		FOR ☐	AGAINST ☐	ABSTAIN ☐	FOR ☐	AGAINST ☐	ABSTAIN ☐
(Instruction: To withhold authority to vote for any nominee, write that nominee’s name on the line(s) below the names of the nominees for Directors.)		3. APPROVAL OF THE ADVANCE AUTO PARTS, INC. EMPLOYEE STOCK PURCHASE PLAN			5. SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

The election of 01 Nicholas F. Taubman, 02 Garnett E. Smith, 03 Lawrence P. Castellani, 04 Mark J. Doran, 05 Peter J. Fontaine, 06 Paul J. Liska, 07 Stephen M. Pack, 08 Glenn Richter, 09 John M. Roth, 10 William L. Salter, 11 Ronald P. Spogii for a term expiring in 2003.

		FOR ☐	AGAINST ☐	ABSTAIN ☐
Please disregard if you have previously provided your consent decision.

By checking the box to the right, I consent to future delivery of annual reports, proxy statements, prospectuses and other materials and shareholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that Advance Auto Parts, Inc. may no longer distribute printed materials to me from any future stockholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the transfer agent of Advance Auto Parts, Inc., Mellon Investor Services LLC, Ridgefield Park, NJ, and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.

All proxies heretofore given or executed with respect to the shares of stock represented by this proxy are by the filing of this proxy, expressly revoked.

PLEASE DO NOT FOLD, STAPLE OR DAMAGE.

Signature	Signature	Date

NOTE:    Signature should conform exactly to name as stenciled hereon. Executors, administrators, guardians, trustees, attorneys and officers signing for a corporation should give full title. For joint accounts each owner must sign.

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 4PM Eastern Time the business day prior to annual meeting day.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet
http://www.eproxy.com/aap
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.
OR
Telephone
1-800-435-6710
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.
	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the internet at: http://www.advanceautoparts.com